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                       MASTER PURCHASE AND SALE AGREEMENT

THIS Agreement dated as of the 1st day of June, 1999 is made

BETWEEN:

            DIGITAL DISPATCH SYSTEMS INC., a company incorporated under the laws of the Province of British Columbia

            ("DDS")

                                                               OF THE FIRST PART

AND:

            MDSI MOBILE DATA SOLUTIONS INC., a corporation incorporated under the federal laws of Canada

            ("MDSI")

                                                              OF THE SECOND PART

WHEREAS:

A. MDSI is the registered and beneficial owner of all the issued and outstanding shares in the capital of MDSI Mobile Data Solutions (UK) Ltd., a company duly incorporated under the laws of the United Kingdom ("MDSI-UK"), being 558,450 ordinary shares with a par value of UK(pound)1 each (the "MDSI-UK Shares");

B. MDSI is the registered and beneficial owner of all of the issued and outstanding shares in the capital of MDSI Singapore (Services) Pte Ltd. a company duly incorporated under the laws of the country of Singapore ("MDSI-Singapore"), being 100,000 ordinary shares with a nominal or par value of $1 (Singapore dollars) each (the "MDSI-Singapore Shares"); and

C. DDS and MDSI wish to enter into a transaction (the "Transaction") whereby DDS shall acquire from MDSI, as a going concern, the business currently carried out by MDSI's Transportation Business Unit ("MDSI-TBU") and all of the undertaking and assets thereof, consisting of 100% of the MDSI-UK Shares, 100% of the MDSI-Singapore Shares, 100% of the MDSI-TBU IP Assets (as hereinafter defined), certain customer contracts, and certain other assets currently held by MDSI, all as set out in Schedule "A" hereto (collectively, the "MDSI-TBU Assets"), but excluding the assets set out in Schedule "A1" hereto.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the representations, covenants, agreements and warranties hereinafter set forth the parties hereto covenant and agree as follows:

1. INTERPRETATION

1.1 Definitions. In this Agreement the following words and phrases shall have the meanings set forth after each unless the context otherwise requires:

      (a) "Closing Date" or "date of Closing": means June 15, 1999, or as otherwise mutually agreed to by the parties;

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      (a2)  "Closing" means completion of the Transaction upon the fulfillment or waiver of all conditions set out in sections 10, 11 and 12 and the delivery of all documents set out in section 13;

      (b) "DDS Financial Statements": means the audited consolidated annual financial statements of DDS for the year ended December 31, 1998 and the unaudited interim financial statements of DDS for the three-month period ended March 31, 1999;

      (b2) "DDS Shares": means common shares without par value in the capital of DDS;

      (b3) "DDS-US": means Digital Dispatch, Ltd., a wholly-owned subsidiary of DDS incorporated in the State of Washington;

      (b4) "DDS Valuation Price": means, on any particular date, an amount per DDS Share which is equal to 2 times the annual revenue of DDS for the immediately preceding 4 quarters calculated in accordance with Canadian GAAP, divided by the number of DDS Shares issued and outstanding on such date;

      (b5)  "Effective Date" means June 1, 1999

      (c1) "MDSI-TBU IP Assets": means the intellectual property assets, rights or interests ("IP Assets") of the MDSI-TBU or used by it in or in connection with its business, including copyrights, patents, trademarks, trade names, service marks, trade secrets, and rights and licenses pertaining thereto, that have been created by or owned by or licensed to MDSI-TBU, as specifically set out in Schedule "G". For greater certainty, the MDSI-TBU IP Assets shall include all IP Assets owned or held by MDSI Software SRL which are licensed to or used in or in connection with MDSI-TBU (including all IP Assets acquired from MDSI-UK on December 31, 1997), but shall not include any intellectual property assets relating to MDSI's Telco and Cable, Utilities, Public Safety, Insurance or Field Service products whatsoever, the Advantex Enterprise Gateway or any of the application software derived from Advantex Courier with respect to the Airborne Freight Corporation project;

      (c2) "DDS IP Assets" means the intellectual property assets, rights or interests of DDS. A summary of the DDS IP Assets, as described on the DDS web page as of May 28, 1999 has been attached as Schedule G;

      (d) "MDSI-Singapore Financial Statements": means the audited annual financial statements of MDSI-Singapore for the year ended December 31, 1998, and the unaudited interim financial statements for MDSI-Singapore for the three month period ended March 31, 1999;

      (e) "MDSI-UK Financial Statements": means the audited annual financial statements of MDSI-UK for the year ended December 31, 1998, and the unaudited interim financial statements for MDSI UK for the three-month period ended March 31, 1999;

      (f) "MDSI Closing Financial Statements": means separate financial statements for each of MDSI-UK and MDSI-Singapore for the five month period ending May 31, 1999, in each case accompanied by a review engagement report prepared by a nationally recognized firm of chartered accountants and otherwise prepared and delivered in accordance with section 5.5 of this Agreement; and

      (g) "Person": means any individual, firm, corporation, partnership, trust, joint venture, governmental authority or other entity, and shall include any successor (by merger or otherwise) of such entity.

1.2 Schedules. The following are the Schedules attached hereto and incorporated by reference and deemed to be part hereof:

      Schedule A  - Purchased MDSI-TBU Assets (other than MDSI-UK Shares and the
                  MDSI-Singapore Shares)

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      Schedule A1 - Assets, Liabilities and Employees of MDSI UK unrelated to
                  MDSI-TBU
      Schedule B - Outstanding Options to Acquire shares of DDS or DDS-US Schedule C - Material Contracts of DDS and DDS-US
      Schedule C2 - Precedent DDS Customer Contract
      Schedule C3 - DDS and DDS-US Contractual Defaults or Breaches
      Schedule D  - Material Contracts and Employment Contracts of MDSI-TBU
                  (including all customer agreements)
      Schedule D1 - MDSI-UK Contractual Defaults or Breaches
      Schedule D2 - MDSI-Singapore Contractual Defaults or Breaches
      Schedule D3 - MDSI-BV Contractual Defaults or Breaches
      Schedule E  - Permitted Encumbrances of DDS and DDS-US
      Schedule F  - Permitted Encumbrances of MDSI-TBU and relating to MDSI-UK and MDSI-Singapore Shares
      Schedule G  - IP Assets of DDS and DDS-US
      Schedule H  - IP Assets of MDSI-TBU
      Schedule I - Shareholders of DDS and DDS-US and their Shareholdings Schedule J - Consolidated Pro Forma Balance Sheet of MDSI-TBU
      Schedule K  - Bank Accounts/Safe Deposit Boxes/Powers of Attorney of
                  MDSI-TBU
      Schedule L  - Accidents
      Schedule M  - Employees of MDSI-TBU

2. PURCHASE AND SALE

2.1 Transfer / Exchange of Assets. Upon and subject to the terms and conditions set forth in this Agreement, at Closing (but then effective as of the Effective Date), MDSI will transfer or cause to be transferred to DDS (and/or DDS affiliates) 100% of the MDSI-TBU Assets (free and clear of all liens, pledges, charges, encumbrances, claims, security interests and liabilities other than those disclosed to DDS hereunder), in exchange for the issuance from treasury by DDS to MDSI of 11% of the issued and outstanding shares of DDS calculated on the Effective Date, which equals 853,005 DDS Shares (the "Purchased DDS Shares") (free and clear of all liens, pledges, charges, encumbrances, claims, security interests and liabilities other than those disclosed to MDSI) , and an unsecured promissory note (the "Promissory Note") granted by DDS in favour of MDSI in the principal amount of $500,000, with interest to be accrued and calculated commencing on the Closing Date at a fixed interest rate of 8% per annum, with repayment in full of accrued interest and principal on January 1, 2001. MDSI agrees to assist DDS in effecting the transfer of the MDSI-TBU Assets, including the MDSI-TBU IP Assets held by MDSI Software SRL (including the royalty obligation of MDSI Software SRL to MDSI-UK), to DDS in a tax-effective manner. MDSI also agrees that all MDSI-TBU contracts held by MDSI Software B.V. shall be transferred to MDSI-UK.

      However, prior to the Closing:

      (a) Assets, Liabilities and Employees Unrelated to MDSI-TBU: All assets and liabilities of MDSI-UK which are unrelated to the MDSI-TBU (as set out on Schedule "A1") shall, at MDSI's direction and with disclosure to DDS, be transferred to and assumed by MDSI or other MDSI affiliates with such capital assets and liabilities to be transferred at net book value and all inventory to be transferred at the lower of cost and net realizable value, and all employees of MDSI-UK who are unrelated to MDSI-TBU (as listed on Schedule "A1", including Roy Manktelow, Barry Edgar, Paul Wilkin, Jouni Rouppa and Ian Matthews) and all employment obligations, fees, commissions and claims whatsoever related thereto shall be transferred to and assumed by MDSI or other MDSI affiliates on Closing but effective as of the Effective Date. In connection with this transfer and assumption, DDS agrees that for a period of up to 90 days following Closing, DDS shall provide to MDSI, at a cost of (pound)1,500 per month, the office space currently used and occupied by Barry Edgar, Roy Manktelow and Paul Wilkin for the continued use of and occupation by them, as well as providing telephone answering services, access to coffee, kitchen and

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            washroom facilities and access to a boardroom based on availability.
            DDS will charge telephone expenses attributable to Messrs. Edgar, Manktelow and Wilkin during this period to MDSI based on the records generated by MDSI-UK's telephone billing system. On or before the expiry of this 90-day period, Messrs. Edgar and Wilkin will vacate the premises.

      (b) MDSI-TBU Restructuring: MDSI shall restructure the MDSI-TBU (with full disclosure to DDS) such that on Closing (but then effective as of the Effective Date) MDSI-UK and MDSI-Singapore shall have a net book value of $1,000,000 calculated in accordance with Canadian GAAP using as a currency exchange rate the noon buying rate as recorded by the United States Federal Reserve Board on the Effective Date, with the Consolidated Proforma Balance Sheet of MDSI-TBU as at the Effective Date (consolidating the balance sheets of MDSI-UK and MDSI-Singapore only), a draft of which is attached as Schedule "J" hereto (the "MDSI-TBU Proforma"), which shall be superseded by a final version delivered on the Closing Date and upon which such calculation is based to include the following items as liabilities:
            (i) the provision for redundancy costs (i.e., staff reductions, lease redundancies, etc.) shall be $1,249,197; (ii) the provision for RTL shall be UK(pound)150,000; (iii) the DHL warranty reserve shall be $4,308; (iv) the provision for accrued vacation pay and time off in lieu of overtime shall be UK(pound)40,000; (v) the Copenhagen Taxi warranty reserve for 14 months shall be UK pounds 193,605; and to exclude as assets the $512,000 previously recognized as a receivable regarding DHL Asia Pacific, as well as any other accounts receivable and unbilled receivables which are not bona fide and collectible in the ordinary course of business; Items (i), (ii),
            (iii), (iv) and (v) above shall not be subject to any post-closing adjustments. The MDSI-TBU Proforma shall also exclude any of the assets, liabilities, employment obligations, fees, commissions or claims referred to in and to be transferred pursuant to section 2.1
            (a) above. The net book value shall be comprised of assets less liabilities, with the provision for liabilities as detailed in Schedule "J". The value of the capital assets on the MDSI-TBU Proforma for the capital assets purchased per Schedule "A" shall be equal to the net book value reflected in the MDSI-UK Financial Statements, with depreciation applied at normal rates to and including May 31, 1999 and after provision for transfer out of such capital assets as provided for in section 2.1 (a) above. Inventory is to be valued at the lower of costs or net realizable value. At the date of Closing, all applicable assets and inventory are to be in MDSI-UK's possession unless otherwise agreed in writing with DDS. Any receivables at Closing not required by MDSI to make the $1,000,000 net book value (the "Excess Receivables") will be collected by DDS and remitted to MDSI (with the oldest receivable being collected in priority to the newer receivables).

      Within 30 days after the date of delivery by MDSI to DDS of the MDSI Closing Financial Statements in accordance with section 5.5 hereof, MDSI and DDS shall meet in order to make and settle post-Closing adjustments with respect to the MDSI-TBU Proforma, including, without limitation, matters relating to unbilled receivables, customer deposits and deferred revenue. DDS shall prepare and present to MDSI at least 5 business days prior to such meeting, a Statement of Adjustments, which shall be based on said MDSI Closing Financial Statements and the currency exchange rate referred to above, and a certified cheque for the net amount of post-Closing adjustments owed by either MDSI or DDS to the other, as the case may be, shall be delivered at the meeting by the applicable party to the other party. If the post-Closing adjustments are not agreed on and so paid for within such 30 day period, the matter shall be resolved by an independent arbitrator in accordance with and subject to the arbitration provisions set out in section 9.6 hereof, with the net amount of the adjustments determined owing by the arbitrator to bear interest at the rate of 10% per annum, calculated from the Closing Date to the date payment in full is made. The amount so determined, plus interest, together with any costs awarded by the arbitrator, shall be final and binding on the parties and shall be paid by the applicable party to the other forthwith following delivery of the arbitrator's decision. No amount so payable shall be subject to any of the limitations set out at section 9.2 hereof .

2.2 Anti-Dilution Protection In Connection With Stock Option Exercises. With respect to the possible post-Closing dilution of MDSI's shareholding in DDS as a result of the exercise by others of existing or future options ("Third Party Options") to purchase DDS Shares, MDSI shall have the right, while DDS is a private company, and within 30 days after each such exercise of Third Party Options, to purchase from treasury at a price of $6.50 per share,

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      further DDS Shares sufficient to maintain MDSI's then current proportionate shareholding in DDS. This purchase price of $6.50 per further DDS Share shall survive for a period of 2 years following the date of Closing and thereafter shall be such price per further DDS Share as is equal to the greater of: (a) $6.50; and (b) the exercise price of such Third Party Options. All waivers of pre-emptive rights required from other DDS shareholders to enable MDSI to exercise this right shall be obtained by DDS.

2.3 Permitted Dilution. With respect to the possible post-Closing dilution of MDSI's shareholding in DDS by the future acquisition from time to time by DDS of shares, assets or other property or services from an arm's length party or parties through the issuance of DDS Shares (at fair market value, determined by the directors of DDS acting reasonably), MDSI agrees to waive its preemptive rights to participate with respect to the allotment and issuance of any such DDS Shares.

2.4 Transfer of Ownership and Assumption of Liabilities. Except as specifically provided elsewhere in this Agreement: up to the time of Closing, MDSI shall own, have the full benefit of and be responsible for all obligations and liabilities attaching to the MDSI-TBU Assets, and from and after the time of Closing, DDS shall own, have the full benefit of and be responsible for all obligations and liabilities attaching to the MDSI-TBU Assets.

2.5 Investigation. Prior to Closing, DDS, MDSI and their respective representatives shall be permitted to make such investigations of the MDSI-TBU and the MDSI-TBU Assets (in the case of DDS) and of DDS (in the case of MDSI) and of their respective financial and legal condition as each of the parties deems necessary or desirable and without limiting the generality of the foregoing, shall, during normal business hours, be permitted full and complete access to the premises, books, minute books, contracts, leases, documents, data and other records of the MDSI-TBU (in the case of DDS) and of DDS (in the case of MDSI) (and each of the parties shall provide photocopies to the other of all such written information and documents as may be reasonably required by or on behalf of the other). Any such investigation shall not, however, affect or mitigate the representations, warranties and covenants of the parties (or those relating to any of their applicable affiliates) hereunder (or under any agreement or instrument delivered pursuant hereto or in connection herewith), which shall continue in full force and effect as provided hereunder.

2.6 Interim Period Management. During the period from the Effective Date to the Closing (the "Interim Period"), DDS shall manage the MDSI-TBU, subject to consultation with and approval by Chris Duncombe of MDSI on major decisions. Notwithstanding the foregoing, if the Transaction is not completed as contemplated herein, all risk associated with the Interim Period shall be borne by MDSI. If the Transaction is completed as contemplated herein, all risk associated with the Interim Period shall be borne by DDS.

3. REPRESENTATIONS AND WARRANTIES OF MDSI

3.1 In order to induce DDS to enter into and to consummate the Transaction as contemplated by this Agreement, MDSI represents and warrants, to DDS on and as at the date of this Agreement, as follows:

      (a) No Liabilities: The MDSI-UK Financial Statements disclose or reflect all liabilities (whether accrued, absolute, contingent or otherwise) of MDSI-UK as required by UK generally accepted accounting principles and MDSI-UK has incurred no liabilities since March 31, 1999 except in the ordinary course of business, and none of such subsequently incurred liabilities are or will be materially adverse to its business, assets, results of operations or financial condition;

      (a2) No Liabilities: The MDSI-Singapore Financial Statements disclose or reflect all liabilities (whether accrued, absolute, contingent or otherwise) of MDSI-Singapore as required by Singapore generally accepted accounting principles and MDSI-Singapore has incurred no liabilities since March 31, 1999, except in the ordinary course of business, and none of such subsequently incurred liabilities are or will be materially adverse to its business, assets, results of operations or financial condition;

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      (b)   Organization and Good Standing of MDSI-UK: MDSI-UK is a company duly incorporated and organized and validly existing under the laws of the United Kingdom, and is in good standing under the laws of the United Kingdom;

      (b2) Organization and Good Standing of MDSI-Singapore: MDSI-Singapore is a company duly incorporated and organized and validly existing under the laws of Singapore, and is in good standing under the laws of Singapore;

      (c) Corporate Power and Authority: MDSI and each of its applicable affiliates which owns and which at Closing will exchange or assign, any of the MDSI-TBU Assets (the "MDSI Affiliates") is duly incorporated, organized, validly existing and is in good standing under the laws of its jurisdiction of incorporation, has full corporate power and authority to own its properties and assets and to carry on its business as presently carried on by it, to execute and deliver this Agreement and/or the other agreements to be executed and delivered at Closing (the "Other Agreements") and to perform its obligations hereunder and thereunder and to consummate the Transaction;

      (d) Capitalization of MDSI-UK: The authorized capital of MDSI-UK consists of 1,000,000 ordinary shares with a par value of (pound)1 each, of which 558,450 ordinary shares are duly and validly issued and outstanding as fully paid and non-assessable shares, and no other shares in the authorized capital of MDSI-UK are allotted or issued and outstanding;

      (d2) Capitalization of MDSI-Singapore: The authorized capital of MDSI-Singapore is 100,000 Singapore dollars (S$), divided into 100,000 ordinary shares with a nominal or par value of S$1 each, of which 100,000 ordinary shares of S$1 each have been issued at par for cash of S$100,000 in the aggregate (being the MDSI-Singapore Shares) are duly and validly issued and outstanding as fully paid and non-assessable shares, and no other shares in the authorized capital of MDSI-Singapore are allotted or issued and outstanding;

      (e) MDSI-UK Shares: Except as set out in Schedule "F", MDSI is the registered and beneficial owner of the MDSI-UK Shares and of all right, title and interest therein, free and clear of all liens, pledges, charges, encumbrances, security interests, options, rights and claims of every nature and kind whatsoever and with all rights and benefits attaching thereto, and MDSI has due and sufficient right and authority to transfer the registered and beneficial title and ownership of the MDSI-UK Shares to DDS;

      (e2) MDSI-Singapore Shares: Except as set out in Schedule "F", MDSI is the registered and beneficial owner of the MDSI-Singapore Shares and of all right, title and interest therein, free and clear of all liens, pledges, charges, encumbrances, security interests, options, rights and claims of every nature and kind whatsoever and with all rights and benefits attaching thereto, and MDSI has due and sufficient right and authority to transfer the registered and beneficial title and ownership of the MDSI-Singapore Shares to DDS;

      (e3) IP Assets of MDSI Software SRL: MDSI Software SRL is the registered and beneficial owner of the MDSI-TBU IP Assets owned by MDSI Software SRL and of all right, title and interest therein, free and clear of all liens, pledges, charges, encumbrances, security interests, options, rights and claims of every nature and kind whatsoever and with all rights and benefits attaching thereto, and MDSI Software SRL has due and sufficient right and authority to transfer the registered and beneficial title and ownership of the MDSI TBU IP Assets owned by MDSI Software SRL to DDS, MDSI-UK or an affiliate of DDS;

      (e4) MDSI Software B.V. Contracts: The MDSI-TBU customer contracts which have been entered into by MDSI Software B.V. ("MDSI BV") are all set out in Schedule " D" and MDSI BV owns and holds all beneficial right, title and interest therein, free and clear of all liens, pledges, charges, encumbrances, security interests, options, rights and claims of every nature and kind whatsoever and with all rights and benefits attaching thereto, and MDSI BV has due and sufficient right and authority to transfer said

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                                      -7-


            contracts and its right, title and interest therein to DDS, MDSI-UK or an affiliate of DDS; and, all said contracts have been duly executed by MDSI BV and are valid obligations of MDSI BV enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general application limiting the enforcement of creditors' rights generally and to general principles of equity, including the fact that equitable remedies, such as specific performance and injunctive relief, are subject to the discretion of the court and may not be awarded where damages are considered an adequate remedy;

      (f) Due Authorization, Execution and Delivery: This Agreement has been duly authorized, executed and delivered on behalf of MDSI and is a valid obligation of MDSI enforceable in accordance with its terms, and on or prior to Closing each of the Other Agreements will be duly authorized, executed and delivered on behalf of MDSI and/or each of the applicable MDSI Affiliates and will be a valid obligation of MDSI and/or each of the applicable MDSI Affiliates, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general application limiting the enforcement of creditors' rights generally and to general principles of equity, including the fact that equitable remedies, such as specific performance and injunctive relief, are subject to the discretion of the court and may not be awarded where damages are considered an adequate remedy;

      (g) Absence of Options: No Person other than DDS has any agreement or option, or any right capable of becoming an agreement for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital or any other securities of MDSI-UK;

      (g2) Absence of Options: No Person other than DDS has any agreement or option, or any right capable of becoming an agreement for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital or any other securities of MDSI-Singapore;

      (g3) Absence of Options: No Person other than DDS has any agreement or option, or any right capable of becoming an agreement for the purchase of any of the MDSI-TBU IP Assets owned by MDSI Software SRL or for the assignment to it of any of the MDSI-TBU contracts held by MDSI BV.

      (h) Agreements Valid: The entering into, execution and delivery of this Agreement by MDSI as of the date hereof, and the entering into, execution and delivery of each of the Other Agreements by MDSI and/or each of the applicable MDSI Affiliates on or prior to the Closing Date, and the consummation of the transactions contemplated by this Agreement and each of the Other Agreements shall not result in the breach of any term or provisions of the Memorandum or Articles of MDSI and/or each of the applicable MDSI Affiliates or result in the breach of any term or provision of, or constitute a default under, any contract, agreement, indenture, mortgage, lien, pledge, charge, encumbrance, security interest, deed of trust or other instrument to which MDSI and/or each of the applicable MDSI Affiliates is a party, or result in the breach of any applicable laws or regulations, or result in the creation of any lien, pledge, charge, encumbrance, security interest, right or claim of any kind whatsoever in, or in respect of, any or all of MDSI's assets and/or each of the applicable MDSI Affiliates' assets;

      (i)   MDSI-UK Financial Statements: The MDSI-UK Financial Statements:

            (i) were prepared in accordance with UK generally accepted accounting principles applied on a basis consistent with that of previous years; and

            (ii) present fairly in all material respects the financial position of MDSI-UK as at the date thereof and the results of MDSI-UK's operations and the changes in MDSI-UK-s financial position for the period then ended;

      (i2)  MDSI-Singapore Financial Statements: The MDSI-Singapore Financial
            Statements:

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                                      -8-


            (i) were prepared in accordance with Singapore generally accepted accounting principles applied on a basis consistent with that of previous years; and

            (ii) present fairly in all material respects the financial position of MDSI-Singapore as at the date thereof and the results of MDSI-Singapore's operations and the changes in MDSI-Singapore's financial position for the period then ended;

      (j)   Absence of Changes: Since March 31, 1999:

            (i) there has not been any change in the business of MDSI-UK or any development or occurrence which has had, or to the best of its knowledge, information and belief, may reasonably be expected to have, a material adverse effect, financial or otherwise, on its assets or business;

            (ii) MDSI-UK has not waived or surrendered any right of material value, issued any bonds, debentures, notes or other corporate securities or granted any security interest in or otherwise encumbered any of its assets;

            (iii) MDSI-UK has not sold or disposed of, or agreed to sell or dispose of, any of its undertaking, property, assets or rights, other than in the ordinary course of its business, other than as required to restructure the MDSI-TBU as contemplated in subsection 2.1(b);

            (iv) MDSI-UK has not declared or made any payment of any dividend or other distribution in respect of any of its shares or purchased or redeemed any of its shares or split, consolidated or reclassified any of its shares, other than as required to restructure the MDSI-TBU as contemplated in subsection 2.1(b);

            (v) to the best of its knowledge, information and belief, MDSI-UK has conducted its business in its usual and normal manner;

            (vi) no capital expenditures or commitments therefor have been made by MDSI-UK save and except in the ordinary course of business; and

            (vii) MDSI-UK has not increased the pay of, or paid or agreed to pay any pension, bonus or share of profits or other similar benefit to or for the benefit of, any employee, director or officer of MDSI-UK and no payments, loans or advances of any kind have been made or authorized to any employee, director or officer of MDSI-UK save and except in the ordinary course of business;

      (j2)  Absence of Changes: Since March 31, 1999:

            (i) there has not been any change in the business of MDSI-Singapore or any development or occurrence which has had, or to the best of its knowledge, information and belief, may reasonably be expected to have, a material adverse effect, financial or otherwise, on its assets or business;

            (ii) MDSI-Singapore has not waived or surrendered any right of material value, issued any bonds, debentures, notes or other corporate securities or granted any security interest in or otherwise encumbered any of its assets;

            (iii) MDSI-Singapore has not sold or disposed of, or agreed to sell or dispose of, any of its undertaking, property, assets or rights, other than in the ordinary course of its business other than as required to restructure the MDSI-TBU as contemplated in subsection 2.1(b);

            (iv) MDSI-Singapore has not declared or made any payment of any dividend or other distribution in respect of any of its shares or purchased or redeemed any of its shares or split, consolidated or reclassified any of its shares, other than as required to restructure the MDSI-TBU as contemplated in subsection 2.1(b);

            (v) to the best of its knowledge, information and belief, MDSI-Singapore has conducted its business in its usual and normal manner;

            (vi) no capital expenditures or commitments therefor have been made by MDSI-Singapore save and except in the ordinary course of business; and

            (vii) MDSI-Singapore has not increased the pay of, or paid or agreed to pay any pension, bonus or share of profits or other similar benefit to or for the benefit of, any employee, director or officer of MDSI-Singapore and no payments, loans or advances of any kind have been made or authorized to any employee, director or officer of MDSI-Singapore save and except in the ordinary course of business;

      (k) Conduct of Business: The minute books and corporate records of MDSI-UK, all of which have been provided to DDS, contain accurate and complete copies of its constating documents and any amendments thereto, and there are no outstanding applications or filings which would alter the constating documents or corporate status of MDSI-UK. MDSI-UK has properly recorded all material transactions and has filed the appropriate notices with respect to such transactions. The directors' and shareholders' resolutions and minutes contained in the corporate records of MDSI-UK are accurate and complete;

      (k2) Conduct of Business: The minute books and corporate records of MDSI-Singapore, all of which have been provided to DDS, contain accurate and complete copies of its constating documents and any amendments thereto, and there are no outstanding applications or filings which would alter the constating documents or corporate status of MDSI-Singapore. MDSI-Singapore has properly recorded all material transactions and has filed the appropriate notices with respect to such transactions. The directors' and shareholders' resolutions and minutes contained in the corporate records of MDSI-Singapore are accurate and complete;

      (l) Employment Contracts and Labour Matters: Except as set out in Schedule "D", to the best of its knowledge, information and belief, there are no written or verbal contracts or arrangements of employment or engagement or collective agreements entered into by MDSI-UK, MDSI or any of MDSI's other affiliates with or with respect to any employees, directors, officers, consultants or agents of MDSI-UK or MDSI-TBU for which DDS will be liable, directly or indirectly, through MDSI-UK after the Effective Date. All employees, directors, officers, consultants or agents of MDSI-UK or MDSI-TBU have been paid all wages, income, fees, commissions and any other sums due and owing to them by MDSI-UK, MDSI or any of MDSI's other affiliates as at the end of the most recent completed pay or compensation period. No union or association is certified as a bargaining agent for any employees of MDSI-UK, no negotiations by MDSI-UK are currently underway with any such union or association, no certification proceedings are currently in existence or threatened with respect to MDSI-UK and MDSI is not aware of any efforts which are currently being made or threatened by any union or association or any employees of MDSI-UK to unionize or to organize the employees of MDSI-UK in any manner whatsoever. MDSI is not aware of any labour conflict with any of MDSI-UK's employees which might reasonably be expected to have a materially adverse effect on the operations of MDSI-UK;

      (l2) Employment Contracts and Labour Matters: Except as set out in Schedule "D", to the best of its knowledge, information and belief, there are no written or verbal contracts or arrangements of employment or engagement or collective agreements entered into by MDSI-Singapore, MDSI or any of MDSI's other affiliates with or with respect to any employees, directors, officers, consultants or agents of

            MDSI-Singapore or MDSI-TBUfor which DDS will be liable, directly or indirectly (through MDSI Singapore), after the Effective Date. All employees, directors, officers, consultants or agents of MDSI-UK or MDSI-TBU have been paid all wages, income, fees, commissions and any other sums due and owing to them by MDSI-Singapore, MDSI or any of MDSI's other affiliates as at the end of the most recent completed pay or compensation period. No union or association is certified as a bargaining agent for any employees of MDSI-Singapore, no negotiations by MDSI-Singapore are currently underway with any such union or association, no certification proceedings are currently in existence or threatened with respect to MDSI-Singapore and MDSI is not aware of any efforts which are currently being made or threatened by any union or association or any employees of MDSI-Singapore to unionize or to organize the employees of MDSI-Singapore in any manner whatsoever. MDSI is not aware of any labour conflict with any of MDSI-Singapore's employees which might reasonably be expected to have a materially adverse effect on the operations of MDSI-Singapore;

      (l3) No Agents or Distributors: Other than as set out in Schedule "D", the MDSI-TBU does not have any agreements with agents or distributors;

      (m) Employee Plans: Other than as set out in Schedule "D", there are no employee benefit plans maintained or contributed to by MDSI-UK;

      (m2) Employee Plans: Other than as set out in Schedule "D", there are no employee benefit plans maintained or contributed to by MDSI-Singapore;

      (n) Legal Position and Litigation: MDSI-UK has held and holds, free and clear of any claim, lien, encumbrance or security interest, all permits, licenses, registrations and authorizations needed to own and operate its assets and to carry on its business. MDSI-UK has not been and is not now in breach of any national, local or municipal statute, regulation or by-law, and all such licenses, registrations and authorizations are valid and subsisting and in good standing and none of the same contains any term, provision, condition or limitation which has or may have a material adverse effect on the business or operations of MDSI-UK or which may be adversely affected by the completion of the Transaction. There is not any suit, action, litigation, arbitration proceeding or governmental proceeding, including appeals and applications for review, in progress, pending or threatened against MDSI-UK which might materially adversely affect the assets or business of MDSI-UK; and there is not currently outstanding against MDSI-UK any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency or arbitrator;

      (n2) Legal Position and Litigation: MDSI-Singapore has held and holds free and clear of any claim, lien, encumbrance or security interest all permits, licenses, registrations and authorizations needed to own and operate its assets and to carry on its business. MDSI-Singapore has not been and is not now in breach of any national, local or municipal statute, regulation or by-law, and all such licenses, registrations and authorizations are valid and subsisting and in good standing and none of the same contains any term, provision, condition or limitation which has or may have a material adverse effect on the business or operations of MDSI-Singapore or which may be adversely affected by the completion of the Transaction. There is not any suit, action, litigation, arbitration proceeding or governmental proceeding, including appeals and applications for review, in progress, pending or threatened against MDSI-Singapore which might materially adversely affect the assets or business of MDSI-Singapore; and there is not currently outstanding against MDSI-Singapore any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency or arbitrator;

      (o) Withholding: All amounts to be withheld by MDSI-UK from its employees' salaries and to be paid to any governmental body pursuant to any statute have been withheld and paid in a timely manner;

      (o2) Withholding: All amounts to be withheld by MDSI-Singapore from its employees' salaries and to be paid to any governmental body pursuant to any statute have been withheld and paid in a timely manner;

      (p) Filings and Other Tax Matters: Except for an ongoing tax investigation of MDSI-UK by British tax authorities regarding its tax return for the 1996 taxation year and that, MDSI-UK has not filed a tax return for the 1997 and 1998 taxation years, and except as may be otherwise disclosed in the MDSI-UK Financial Statements, to the best of its knowledge, information and belief, MDSI-UK:

            (i)   has duly filed in a timely manner:

                  A. all tax returns, election forms and information returns and all such returns and forms have been completed accurately and correctly in all aspects; and

                  B. all reports and information required to be filed with all applicable government authorities, agencies and regulatory bodies;

            (ii) has paid all taxes (including all assessments in respect of its income, business, assets or property) and all interest and penalties thereon with respect to MDSI-UK for all previous years and all required installments due for the current fiscal year. MDSI shall reimburse MDSI-UK or DDS for any costs incurred related to the 1996 tax year investigation, and if MDSI-UK becomes liable for any taxes due for the 1996, 1997, 1998 and 1999 (up to the Effective Date) taxation years, MDSI shall reimburse MDSI UK for such taxes , provided that (a) MDSI shall be notified immediately upon MDSI-UK becoming aware of any inquiry from any tax authority with respect to the prior years, (b) MDSI shall have the right to complete all such filings, and to control the response to any inquiries with respect to such filings; (c) MDSI shall have access to the records of MDSI UK with respect to these years for such purposes; and (d) MDSI shall have the right to apply all losses available as of the Effective Date for the years 1996, 1997, 1998 and 1999 (up to the Effective Date) to such tax liability;

            (iii) has retained in its possession copies of all tax returns as far back as and including the tax return for the year 1991 and all accounting books and records required to be maintained by any government or government bodies, other than tax returns, as far back as and including the books and records for the 1991 taxation year; and

            (iv) is not aware of any contingent tax liabilities or grounds for reassessment of tax;

            and there is no agreement, waiver or other arrangement providing for an extension of time with respect to the filing of any tax return, or payment of any tax, governmental charge or deficiency by MDSI-UK nor is there any action, suit, proceeding, investigation or claim now threatened or pending against MDSI-UK in respect of, or discussions underway with any governmental authority relating to, any such tax or governmental charge or deficiency. This section 3.1
            (p) and the representations contained in this section 3.1 (p) shall survive the Closing and continue in full force and effect indefinitely for the benefit of DDS;

      (p2) Filings and Other Tax Matters: Except as may be otherwise disclosed in the MDSI-Singapore Financial Statements, to the best of its knowledge, information and belief, MDSI-Singapore:

            (i)   has duly filed in a timely manner:

                  A. all tax returns, election forms and information returns and all such returns and forms have been completed accurately and correctly in all aspects; and

                  B. all reports and information required to be filed with all applicable government authorities, agencies and regulatory bodies;

            (ii) has paid all taxes (including all assessments in respect of its income, business, assets or property) and all interest and penalties thereon with respect to MDSI-Singapore for all previous years and all required installments due for the current fiscal year;

            (iii) has retained in its possession copies of all tax returns as far back as and including the tax return for the year 1997 and all accounting books and records required to be maintained by any government or government bodies, other than tax returns, as far back as and including the books and records for the 1997 taxation year; and

            (iv) is not aware of any contingent tax liabilities or grounds for reassessment of tax;

            and there is no agreement, waiver or other arrangement providing for an extension of time with respect to the filing of any tax return, or payment of any tax, governmental charge or deficiency by MDSI-Singapore nor is there any action, suit, proceeding, investigation or claim now threatened or pending against MDSI-Singapore in respect of, or discussions underway with any governmental authority relating to, any such tax or governmental charge or deficiency. This section 3.1 (p2) and the representations contained in this section 3.1 (p2) shall survive the Closing and continue in full force and effect indefinitely for the benefit of DDS;

      (q) Directors and Officers: The directors and officers of MDSI-UK currently are:

            Name                                       Position

            Erik Dysthe                                Director
            Kenneth R. Miller                          Director
            Erik Dysthe                                Managing Director
            Verne Pecho                                Secretary

            all of whom were validly elected and appointed;

      (q2) Directors and Officers: The directors and officers of MDSI-Singapore currently are:

            Name                                       Position

            Erik Dysthe                                Director
            Kenneth R. Miller                          Director
            Lee Kay Beng                               Company Secretary
            Kenneth R. Miller                          Officer
            Verne Pecho                                Officer

            all of whom were validly elected and appointed;

      (q3) Material Contracts: Except as set out in Schedule "D", to the best of its knowledge, information and belief, none of MDSI, MDSI-UK, MDSI-Singapore or any other MDSI affiliate is a party to or bound by any material contract or commitment (which for these purposes means a contract or commitment in excess of or having a value in excess of $5,000), written or oral, pertaining to the MDSI-TBU or the MDSI-TBU Assets (collectively, the "MDSI-TBU Material Contracts"). MDSI has made available to DDS true and complete copies of all MDSI-TBU Material Contracts in effect on the date hereof;

      (r) MDSI-UK Contracts: Except as set out in Schedule "D1", to the best of its knowledge, information and belief, MDSI-UK is not in default or breach of any contract or commitment to which it is a party and to its knowledge there exists no condition, event or act that, with the giving of notice or lapse of time, would constitute such a default or breach of any such contract or commitment or result in the acceleration of any obligation thereunder, and all such contracts and commitments are in good standing and in full force and effect without amendment thereto and MDSI-UK is entitled to all benefits thereunder;

      (r2) MDSI-Singapore Contracts: Except as set out in Schedule "D2", to the best of its knowledge, information and belief, MDSI-Singapore is not in default or breach of any contract or commitment to which it is a party and to its knowledge there exists no condition, event or act that, with the giving of notice or lapse of time, would constitute such a default or breach of any such contract or commitment or result in the acceleration of any obligation thereunder, and all such contracts and commitments are in good standing and in full force and effect without amendment thereto and MDSI-Singapore is entitled to all benefits thereunder;

      (r3) MDSI-BV Contracts: Except as set out in Schedule "D3", to the best of its knowledge, information and belief, MDSI-BV is not in default or breach of any contract or commitment relating to MDSI-TBU to which it is a party and to its knowledge there exists no condition, event or act that, with the giving of notice or lapse of time, would constitute such a default or breach of any such contract or commitment or result in the acceleration of any obligation thereunder, and all such contracts and commitments are in good standing and in full force and effect without amendment thereto and MDSI-BV is entitled to all benefits thereunder;

      (r4) MDSI-TBU Contracts: Except as has been otherwise disclosed hereunder to DDS and to the best of MDSI's knowledge and belief:

            1) All past contracts of MDSI-TBU have successfully met the acceptance requirements under the terms of those contracts or have been accepted by the customer in writing.

            2) There are no rebates or pricing discounts granted or contingently owing or accruing to any past or present customer of the MDSI-TBU other than those provided for in the MDSI-UK Material Contracts.

            3) Other than provided for in the MDSI-TBU Proforma there are no liabilities of MDSI TBU under "project agreements" with past and present customers.

            4) None of the present customers of the MDSI-TBU have advised MDSI that they would, as a result of the Transaction contemplated herein, discontinue purchasing goods and services from MDSI in accordance with their past practice.

            5) There are no volume or discounts or other material price advantages which are likely to be lost to the MDSI-TBU by reason of the Transaction contemplated herein.

            6) None of the present suppliers have advised MDSI that they would discontinue supplying goods and services to the MDSI-TBU in accordance with their past practice by reason of the Transaction contemplated herein;

      (r5) Customers/Suppliers: Except as set out in Schedule "D", there are no material or long term contracts or commitments for the supply of goods or services to the MDSI-TBU;

      (r6) Accounts Receivable: The accounts receivable of MDSI-TBU are bona fide and are good and collectable in the ordinary course of business of the MDSI-TBU;

      (r7) Unbilled Receivable: The unbilled receivables, customer deposits, percentage complete amounts and prepaid and recoverable expenses represented to DDS are bona fide and accurately represented in the MDSI-TBU Proforma;

      (s) Absence of Guarantees: MDSI-UK is not a party to or bound by any guarantee, indemnification, surety or similar obligation other than those that may be contained in contracts listed in Schedule "D", and to the best of its knowledge, information and belief, there are no unresolved claims or disputes with respect to any such obligation;

      (s2) Absence of Guarantees: MDSI-Singapore is not a party to or bound by any guarantee, indemnification, surety or similar obligation other than those that may be contained in contracts listed in Schedule "D", and to the best of its knowledge, information and belief there are no unresolved claims or disputes with respect to any such obligation;

      (t) Absence of Royalties, etc.: Except as set out in the contracts listed in Schedule "D" MDSI-UK is not a party to or bound by any contract or commitment to pay any royalty or license fee, and all amounts due or payable in respect of any such royalty or license fee have been paid;

      (t2) Absence of Royalties, etc.: Except as set out in the contracts listed in Schedule "D", MDSI-Singapore is not a party to or bound by any contract or commitment to pay any royalty or license fee, and all amounts due or payable in respect of any such royalty or license fee have been paid;

      (u) Assets: MDSI-UK has good and marketable title to and possession of all of its assets, free and clear of all liens, pledges, charges, encumbrances, security interests, rights and claims of every nature and kind whatsoever (save for those Permitted Encumbrances of MDSI-UK listed at Schedule "F"), and to the best of its knowledge, information and belief, is not in default of any lien, pledge, charge, encumbrance, security interest, right or claim;

      (u2) Assets: MDSI-Singapore has good and marketable title to and possession of all of its assets, free and clear of all liens, pledges, charges, encumbrances, security interests, rights and claims of every nature and kind whatsoever (save for those Permitted Encumbrances of MDSI-Singapore listed at Schedule "F"), and to the best of its knowledge, information and belief, is not in default of any lien, pledge, charge, encumbrance, security interest, right or claim;

      (v) Absence of Other Interest: MDSI-UK does not own or have the right or obligation to acquire, directly or indirectly, any shares or interest in or any assets, liabilities or indebtedness of any other corporation, partnership or firm;

      (v2) Absence of Other Interest: MDSI-Singapore does not own or have the right or obligation to acquire, directly or indirectly, any shares or interest in or any assets, liabilities or indebtedness of any other corporation, partnership or firm;

      (w)   Environmental: To MDSI's knowledge, having made due inquiries,

            (i) the property and assets of MDSI-UK are free from any pollutants, contaminants, wastes or hazardous or toxic substances of any kind;

            (ii) no underground storage tanks exist on any property owned or occupied by MDSI-UK, and MDSI-UK has not discharged or caused or permitted nor does it have any knowledge of, any discharge of a contaminant of a waste on, in, under or from any property owned or occupied by MDSI-UK;

            (iii) MDSI-UK has handled, stored, treated and disposed of any pollutants, wastes, hazardous substances or contaminants in compliance with all applicable environmental laws; and

            (iv) MDSI-UK is not in default in making any report or giving any notice required by any environmental law;

      (w2)  Environmental: To MDSI's knowledge, having made due inquiries,

            (i) the property and assets of MDSI-Singapore are free from any pollutants, contaminants, wastes or hazardous or toxic substances of any kind;

            (ii) no underground storage tanks exist on any property owned or occupied by MDSI-Singapore, and MDSI-Singapore has not discharged or caused or permitted nor does it have any knowledge of, any discharge of a contaminant of a waste on, in, under or from any property owned or occupied by MDSI-Singapore;

            (iii) MDSI-Singapore has handled, stored, treated and disposed of any pollutants, wastes, hazardous substances or contaminants in compliance with all applicable environmental laws; and

            (iv) MDSI-Singapore is not in default in making any report or giving any notice required by any environmental law;

      (x) Consents, Authorizations, and Binding Effect: MDSI may execute, deliver and perform this Agreement without the necessity of MDSI obtaining any consent, approval, authorization or waiver, or giving any notice or otherwise, except:

            (i) those, with respect to consents, approvals, authorizations and waivers, which have already been obtained, are unconditional, and are in full force and effect and, with respect to notices, which have been given on a timely basis;

            (ii) the authorization and approval of the transfer of the MDSI-UK Shares by the directors of MDSI-UK and MDSI, and the authorization and approval of the transfer of the MDSI-Singapore Shares by the directors of MDSI-Singapore and MDSI;

            (iii) those which, if not obtained or made, would not prevent or delay the consummation of the Transaction or otherwise prevent MDSI from performing its obligations under this Agreement and the Other Agreements and would not be reasonably likely to have a material adverse effect on MDSI-UK and MDSI-Singapore; and

            (iv) those consents set out in section II.6 (b) of the March 18, 1999 Timetable and List of Documents for the Transaction (as superseded by any subsequent version of that list) (the "Document List");

      (y) Insurance: MDSI-UK has its assets insured under policies of insurance issued by responsible insurers against loss or damage with coverage of a type and in an amount consistent with the types and amounts of insurance maintained by corporations of a size and carrying on businesses of the type carried on by MDSI-UK. To the best of its knowledge, information and belief, all such policies of insurance are set forth in Schedule "D" and are in full force and effect and there is no default, whether as to the payment of premium or otherwise, under the terms of any such policies;

      (y2) Insurance: MDSI-Singapore has its assets insured under policies of insurance issued by responsible insurers against loss or damage with coverage of a type and in an amount consistent with the types and amounts of insurance maintained by corporations of a size and carrying on businesses of the type carried on by MDSI-Singapore. To the best of its knowledge, information and belief, all such policies of insurance are set forth in Schedule "D" and are in full force and effect and there is no default, whether as to the payment of premium or otherwise, under the terms of any such policies;

      (z) No Bankruptcy, etc.: There has not been filed any petition or application, or any proceedings commenced which have not been discharged, by or against MDSI-UK with respect to any of the MDSI-UK Shares or any of its assets under any law, domestic or foreign, relating to bankruptcy, receivership or winding up, reorganization, compromise arrangements, insolvency, readjustment of debt or creditors' rights, and no assignment or proposal for the benefit of creditors has been made by MDSI-UK;

      (z2) No Bankruptcy, etc.: There has not been filed any petition or application, or any proceedings commenced which have not been discharged, by or against MDSI-Singapore with respect to any of the MDSI-Singapore Shares or any of its assets under any law, domestic or foreign, relating to bankruptcy, receivership or winding up, reorganization, compromise arrangements, insolvency, readjustment of debt or creditors' rights, and no assignment or proposal for the benefit of creditors has been made by MDSI-Singapore;

      (aa) Intellectual Property: The MDSI-TBU IP Assets are valid and subsisting. No registered user agreements have been issued or have been executed or recorded in any trade marks office and no licenses or sub-licenses have been granted to MDSI (or any of its affiliates other than MDSI-UK or MDSI-Singapore) or any third party to use any of the MDSI-TBU IP Assets, except as set out in Schedule "H". There are no unresolved conflicts with, written threats or pending claims of, or potential, threatened or pending claims by the MDSI-TBU against, any other Person, whether in litigation or otherwise, involving the MDSI-TBU IP Assets and, except as set out in Schedule "H", there are no liens, pledges, charges, encumbrances, claims, security interests or rights of any other Person, including moral rights, with respect to the MDSI-TBU IP Assets or which would prevent MDSI (or any of the MDSI Affiliates) from fulfilling its (or their) obligations under this Agreement and the Other Agreements. No activity of any employee of MDSI, any of the MDSI Affiliates or MDSI-TBU as or while an employee thereof has caused a violation of any trade secret of MDSI-TBU. To the best of MDSI's knowledge, information and belief, there is no patent or application therefor or investigation by any Person that would adversely affect the MDSI-TBU or any product, apparatus, method, process or design of MDSI-TBU. Upon Closing, neither MDSI or any of its affiliates nor any of their respective officers, directors or employees, nor any third party will have an interest in any of the MDSI-TBU IP Assets. To the best of MDSI's knowledge, information and belief, there is no government restriction or any limitation, domestic or foreign, on the manner in which any of the MDSI-TBU IP Assets may be used;

      (bb) Bank Accounts/Safe Deposit Boxes/Power of Attorney: Schedule "K" is a true and complete list showing:

            (i) the name of each bank, trust company, brokerage company or similar institution in which MDSI-TBU holds accounts or safe deposit boxes and the names of all Persons authorized to sign or draw thereon or to have access thereto; and

            (ii) the name of each Person holding a general or special power of attorney from MDSI-UK, MDSI-Singapore or, with respect to the MDSI-TBU, MDSI or any other MDSI Affiliate and a summary of the terms thereof;

      (cc) Leases: Schedule "D" contains an accurate and complete list of leases (the "Leases") of real or personal property (the "Leasehold Property") to which MDSI-UK or MDSI-Singapore is a party, excluding those car and mobile leases previously disclosed to DDS. MDSI has made available to DDS true and complete copies of all the Leases. None of the Leases has been or is being further modified or amended or assigned and all rents and additional rents required to be paid and all obligations required to be performed by the lessee thereunder have paid and performed. The Leases have not been encumbered and all the Leases are good, valid and subsisting and are in full force and effect. Schedule "D" identifies the Leases in respect of which consents of landlords and/or others are required to the Transaction. None of the Leases contains any provision which as a result of the Transaction will: (i) increase the lessee's cost of operating the Leasehold Property; (ii) result in the lessee being deprived of any right under such Lease; nor (iii) interfere with the lessee's ability to conduct or continue to conduct its business on such Leasehold Property in accordance with the terms of the Lease. The Leasehold Properties are all in a good state of repair and comply with all statutes, regulations, codes and by-laws. All of the Leasehold

            Properties are properly zoned to permit the current use of such Leasehold Properties. Neither MDSI-UK nor MDSI-Singapore has received, with respect to any Leasehold Property, any notice from any municipal or other governmental authority relating to work orders, or other compliance orders, or relating to any local improvement charges, levies or assessments or relating to expropriation;

      (dd) Accidents: Schedule "L" is a true and complete list of all reported accidents and/or injuries suffered by any Person in connection with the MDSI-TBU within the past three years together with details of any action, claim, demand or other proceeding pending or threatened arising therefrom and any settlement (including insurance settlements) made in relation thereto, none of which are or will be materially adverse to the MDSI-TBU or the MDSI-TBU Assets; and

      (ee)  Y2K Definitions and Representation:

            (a) Y2K Definitions: The following terms shall have the meanings assigned to them herein

            (i) "MDSI-TBU Software" shall include all "Software Products" included in the MDSI-TBU IP Assets, including microcode, firmware, application programs, files and database developed or acquired by MDSI to form part of the MDSI-TBU Software.

            (ii) "Leap Year" shall mean a year during which an extra day is added in February (February 29th). Leap Year occurs in all years evenly divisible by 400 or evenly divisible by 4 and not evenly divisible by 100. For example, the year 1996 is a Leap Year since it is evenly divisible by 4 and not evenly divisible by 100. The year 2000 is a Leap Year since it is evenly divisible by 400.

            (iii) The terms "process" "processes" and "processing" of data shall include, but shall not be limited to, the functions of comparing, sorting, or otherwise manipulating, performing calculations, reading, storing and retrieving.

            (iv) With respect to the MDSI-TBU Software, "Year 2000 Compliant" shall mean that such MDSI-TBU Software correctly processes valid, accurate and correct date data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, including Leap Year calculations, without impairing the performance, output or accuracy of the system or products based on the MDSI-TBU Software.

      (b) Y2K Representation: MDSI represents and warrants that the MDSI-TBU Software when used with the hardware, operating system software and database software chosen by MDSI to meet the MDSI obligation set out in the Material Contracts is Year 2000 Compliant. Notwithstanding any other provision of this Agreement, MDSI's sole obligation and liability under this representation is set out in Section 7.6 below.

4. REPRESENTATIONS AND WARRANTIES OF DDS

4.1 In order to induce MDSI to enter into and to consummate the Transaction as contemplated by this Agreement, DDS represents and warrants to MDSI on and as at the date of this Agreement as follows:

      (a) No Liabilities: The DDS Financial Statements disclose or reflect all liabilities of DDS (whether, accrued, absolute, contingent or otherwise) as required by generally accepted accounting principles and DDS has incurred no liabilities since March 31, 1999 except in the ordinary course of business, and none of such subsequently incurred liabilities are or will be materially adverse to its business, assets, results of operations or financial condition;

      (b) Organization and Good Standing of DDS: DDS is a company duly incorporated and organized and validly existing under the laws of the Province of British Columbia, is not a "reporting company" within the meaning of the Company Act (British Columbia), is a "private issuer" within the meaning of the Securities Act (British Columbia), is in good standing in the Office of the Registrar of Companies of the Province of British Columbia with respect to the filing of annual reports, and does not carry on business in any other province or territory of Canada or in any other country.

      (b1) Organization and Good Standing of DDS-US: DDS-US is a company duly incorporated and organized and validly existing and in good standing under the laws of the State of Washington;

      (c) Corporate Power and Authority: DDS has full corporate power and authority to own its properties and assets and to carry on its business as presently carried on by it and to execute and deliver this Agreement and the Other Agreements and to perform its obligations hereunder and thereunder and to consummate the Transaction;

      (d) Capitalization of DDS: The authorized capital of DDS consists of 55,000,000 shares divided into 50,000,000 common shares without par value and 5,000,000 preferred shares without par value, of which 6,901,585 common shares are duly and validly issued and outstanding as fully paid and non-assessable shares, and no other shares in the authorized capital of DDS are allotted or issued and outstanding, except for 658,915 allotted but unissued DDS Shares remaining in a certain allotment originally made January 27, 1993 and amended April 10, 1996, July 10, 1998 and April 30, 1999;

      (d2) Capitalization of DDS-US: The authorized capital of DDS-US consists of 100,000 common shares without par value ("DDS-US Shares"), of which 1,000 shares are duly and validly issued and outstanding as fully paid and non-assessable shares, and no other shares in the authorized capital of DDS are allotted or issued and outstanding;

      (e) Shareholders of DDS: The current shareholders of DDS and their respective shareholdings in DDS are as set out in Schedule "I";

      (e2) DDS-US Shares: DDS is the registered and beneficial owner of all of the issued and outstanding DDS-US Shares and of all right, title and interest therein, free and clear of all liens, pledges, charges, encumbrances, security interests, options, rights and claims of every nature and kind whatsoever and with all rights and benefits attaching thereto;

      (f) Due and Valid Issuance of Purchased DDS Shares: On Closing the Purchased DDS Shares will have been duly authorized and validly issued by DDS and will be outstanding as fully paid and non-assessable shares;

      (g) Due Authorization, Execution and Delivery: This Agreement has been duly authorized, executed and delivered on behalf of DDS and is a valid obligation of DDS enforceable in accordance with its terms, and on or prior to Closing each of the Other Agreements will be, duly authorized, executed and delivered on behalf of DDS and will be a valid obligation of DDS, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general application limiting the enforcement of creditors' rights generally and to general principles of equity, including the fact that equitable remedies, such as specific performance and injunctive relief, are subject to discretion of the court and may not be awarded where damages are considered an adequate remedy;

      (h) Absence of Options: Except for MDSI and except as has been disclosed by DDS to MDSI in Schedule "B" hereto, no Person has any agreement or option, or any right capable of becoming an agreement, for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of DDS or DDS-US;

      (i) Agreements Valid: The entering into, execution and delivery of this Agreement by DDS as of the date hereof, and the entering into, execution and delivery of each of the Other Agreements by DDS on or prior to the Closing Date, and the consummation of the transactions contemplated by this Agreement and the Other Agreements shall not result in the breach of any term or provision of the Memorandum or Articles of DDS or the constating documents of DDS-US or result in the breach of any term or provision of, or constitute a default under, any contract, agreement, indenture, mortgage, lien, pledge, charge, encumbrance, security interest, deed of trust or other instrument to which DDS or DDS-US is a party, or result in the breach of any applicable laws or regulations, or result in the creation of any lien, pledge, charge, encumbrance, security interest right or claim of any kind whatsoever in, or in respect of, any or all of DDS's or DDS-US's assets;

      (j)   DDS Financial Statements: The DDS Financial Statements:

            (i) were prepared in accordance with Canadian generally accepted accounting principles applied on a basis consistent with that of previous years; and

            (ii) present fairly in all material respects the financial position of DDS as at the date thereof and the results of DDS's operations and the changes in DDS's financial position for the period then ended;

      (k)   Absence of Changes: Since March 31, 1999:

            (i) there has not been any change in the business of DDS or DDS-US or any development or occurrence which has had, or to the best of its knowledge, information and belief, may reasonably be expected to have, a material adverse effect, financial or otherwise, on either of their assets or business;

            (ii) neither DDS nor DDS-US has waived or surrendered any right of material value, issued any bonds, debentures, notes or other corporate securities or granted any security interest in or otherwise encumbered any of its assets;

            (iii) neither DDS nor DDS-US has sold or disposed of, or agreed to sell or dispose of, any of its undertaking, property, assets or rights, other than in the ordinary course of its business;

            (iv) neither DDS nor DDS-US has declared or made any payment of any dividend or other distribution in respect of any of its shares or purchased or redeemed any of its shares (except as disclosed to MDSI in Schedule "I") or split, consolidated or reclassified any of its shares ;

            (v) to the best of its knowledge, information and belief, DDS and DDS-US have conducted their respective businesses in their usual and normal manner;

            (vi) no capital expenditures or commitments therefor have been made by DDS or DDS-US save and except in the ordinary course of business; and

            (vii) neither DDS nor DDS-US has increased the pay of, or paid or agreed to pay any pension, bonus or share of profits or other similar benefit to or for the benefit of, any employee, director or officer of DDS or DDS-US and no payments, loans or advances of any kind have been made or authorized to any employee, director or officer of DDS or DDS-US save and except in the ordinary course of business;

      (l) Conduct of Business: The minute books and corporate records of DDS, all of which have been provided to MDSI, contain accurate and complete copies of its constating documents and any amendments thereto, and there are no outstanding applications or filings which would alter the constating documents or corporate status of DDS. DDS has properly recorded all material transactions and has filed the appropriate notices with respect to such transactions. The directors' and shareholders' resolutions and minutes contained in the corporate records of DDS are accurate and complete;

      (l1) Conduct of Business: The minute books and corporate records of DDS-US, all of which have been provided to MDSI, contain accurate and complete copies of its constating documents and any amendments thereto, and there are no outstanding applications or filings which would alter the constating documents or corporate status of DDS-US. DDS-US has properly recorded all material transactions and has filed the appropriate notices with respect to such transactions. The directors' and shareholders' resolutions and minutes contained in the corporate records of DDS-US are accurate and complete;

      (m) Employment Contracts and Labour Matters: The employment contracts between DDS and DDS-US and its employees contain terms (including, but not limited to, with respect to compensation) which are reasonable and similar to and commensurate with employment contracts in DDS's line of business. All employees, directors, officers, consultants or agents have been paid all wages, income, fees, commissions and any other sums due and owing to them by DDS or DDS-US as at the end of the most recent completed pay or compensation period. No union or association is certified as a bargaining agent for any employees of DDS, no negotiations by DDS are currently underway with any such union or association, no certification proceedings are currently in existence or threatened with respect to DDS and DDS is not aware of any efforts which are currently being made or threatened by any union or association or any employees of DDS to unionize or to organize the employees of DDS in any manner whatsoever. DDS is not aware of any labour conflict with any of DDS's employees which might reasonably be expected to have a materially adverse effect on the operations of DDS;

      (n) Employee Plans: Other than as set out in Schedule "C", there are no employee benefit plans maintained or contributed to by DDS;

      (o) Legal Position and Litigation: DDS and DDS-US have held and now hold, free and clear of any claim, lien, encumbrance or security interest, all permits, licenses, registrations and authorizations needed to own and operate their assets and to carry on their businesses. Neither DDS nor DDS-US has been or is now in breach of any federal, provincial, state, local or municipal statute, regulation or by-law, and all such licenses, registrations and authorizations are valid and subsisting and in good standing and none of the same contains any term, provision, condition or limitation which has or may have a material adverse effect on the business or operations of DDS or DDS-US or which may be adversely affected by the completion of the Transaction. There is not any suit, action, litigation, arbitration proceeding or governmental proceeding, including appeals and applications for review, in progress, pending or threatened against DDS or DDS-US which might materially adversely affect the assets or business of DDS or DDS-US; and there is not currently outstanding against DDS or DDS-US any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency or arbitrator;

      (p) Withholding: All amounts to be withheld by DDS from its employees' salaries and to be paid to any governmental body pursuant to any statute have been withheld and paid in a timely manner;

      (q) Filings and Other Tax Matters: Except as may be otherwise disclosed in the DDS Financial Statements, DDS to the best of its knowledge, information and belief,:

            (i)   has duly filed in a timely manner:

                  A. all federal and provincial tax returns, election forms and information returns and except for U.S. income tax returns of a foreign corporation subsequent to 1993, the tax returns of any other jurisdictions required to be filed, and all such returns and forms have been completed accurately and correctly in all aspects; and

                  B. all reports and information required to be filed with all applicable government authorities, agencies and regulatory bodies;

            (ii) has paid all taxes (including all federal, provincial and local taxes and assessments in respect of its income, business, assets or property) and all interest and penalties thereon with respect to DDS for all previous years and all required quarterly installments due for the current fiscal year;

            (iii) has retained in its possession copies of all tax returns as far back as and including the tax return for the year 1991 and all accounting books and records required to be maintained by any government or government bodies, other than tax returns, as far back as and including the books and records for the 1991 taxation year;

            (iv) is not aware of any contingent tax liabilities or grounds for reassessment of tax; and

            (v) is a Canadian Controlled Private Corporation within the meaning of the Income Tax Act (Canada);

            and there is no agreement, waiver or other arrangement providing for an extension of time with respect to the filing of any tax return, or payment of any tax, governmental charge or deficiency by DDS nor is there any action, suit, proceeding, investigation or claim now threatened or pending against DDS in respect of, or discussions underway with any governmental authority relating to, any such tax or governmental charge or deficiency;

      (r) Directors and Officers: The directors and officers of DDS currently are:

             Name                                       Position

             Vari Ghai                                  President and Director
             Neera Ghai                                 Secretary/Treasurer

             all of whom were validly elected and appointed;

      (r1) Directors and Officers: The directors and officers of DDS-US currently are:

             Name                                       Position

             Vari Ghai                                  President/Secretary
                                                          and Director

             all of whom were validly elected and appointed;

      (s) Accounts Receivable: The accounts receivable of DDS are bona fide and are good and collectible in the ordinary course of the business of DDS; the accounts receivable of DDS-US are bona fide and are good and collectible in the ordinary course of the business of DDS-US

      (t) Material Contracts: Other than in DDS customer contracts, except as set out in Schedule "C", to the best of its knowledge, information and belief, neither DDS nor DDS-US is a party to or bound by any material contract or commitment (which for these purposes means a contract or commitment in excess of or having a value in excess of $5,000), written or oral (collectively, the "DDS Material Contracts"). DDS has made available to MDSI true and complete copies of all DDS Material Contracts in effect on the date hereof. All DDS customer contracts contain terms materially similar to the terms and conditions contained in the precedent attached as Schedule C2 (except provisions in certain customer contracts where DDS has provided financing for a portion of the unpaid purchase price);

      (t2) Contracts: Except as set out in Schedule "C3", to the best of its knowledge, information and belief, neither DDS nor DDS-US is in default or breach of any contract or commitment to which DDS or DDS-US is a party and to its DDS's knowledge there exists no condition, event or act that, with the giving of notice or lapse of time or both, would constitute such a default or breach of any such contract or commitment or result in the acceleration of any obligation thereunder, and all such contracts and commitments are in good standing and in full force and effect without amendment thereto and DDS or DDS-US, as the case may be, is entitled to all benefits thereunder;

      (u) Absence of Guarantees: Neither DDS nor DDS-US is a party to or bound by any guarantee, indemnification, surety or similar obligation other than those that may be contained in the DDS customer contracts, and to the best of its knowledge, information and belief, there are no unresolved claims or disputes with respect to any such obligation;

      (v) Absence of Royalties, etc.: Except as set out in the contracts listed in Schedule "C", neither DDS nor DDS-US is a party to or bound by any contract or commitment to pay any royalty or license fee;

      (w) Assets: DDS and DDS-US have good and marketable title to and possession of all of their assets, free and clear of all liens, pledges, charges, encumbrances, security interests, rights and claims of every nature and kind whatsoever (save for those Permitted Encumbrances of DDS listed at Schedule "E"), and to the best of its knowledge, information and belief, are not in default of any lien, pledge, charge, encumbrance, security interest, right or claim;

      (x) Absence of Other Interest: Except for DDS's interest in DDS-US and except for certain marketable securities referred to in the DDS Financial Statements, neither DDS nor DDS-US owns, directly or indirectly, any shares or interest in any other corporation, partnership or firm;

      (y)   Environmental: To DDS's knowledge, having made due inquiries,

            (i) the property and assets of DDS and DDS-US are free from any pollutants, contaminants, wastes or hazardous or toxic substances of any kind;

            (ii) no underground storage tanks exist on any property owned or occupied by DDS or DDS-US, and DDS and DDS-US have not discharged or caused or permitted nor do they have any knowledge of, any discharge of a contaminant of a waste on, in, under or from any property owned or occupied by DDS or DDS-US;

            (iii) DDS and DDS-US have handled, stored, treated and disposed of any pollutants, wastes, hazardous substances or contaminants in compliance with all applicable environmental laws; and

            (iv) Neither DDS nor DDS-US is in default in making any report or giving any notice required by any environmental law;

      (z) Consents, Authorizations, and Binding Effect: DDS may execute, deliver and perform this Agreement and the Other Agreements without the necessity of DDS or DDS-US obtaining any consent, approval, authorization or waiver, or giving any notice or otherwise, except:

            (i) waivers of pre-emptive rights of the existing DDS shareholders under the Company Act (British Columbia) and under the Shareholders' Agreement made as of February 8, 1993, as amended, among DDS and the existing DDS shareholders (the "DDS Shareholders' Agreement");

            (ii) those, with respect to consents, approvals, authorizations and waivers, which have already been obtained, are unconditional, and are in full force and effect and, with respect to notices, which have been given on a timely basis;

            (iii) the authorization and approval of the issuance of the
                  Purchased DDS Shares by the sole director of DDS;

            (iv) those which, if not obtained or made, would not prevent or delay the consummation of the Transaction or otherwise prevent DDS from performing its obligations under this Agreement and the Other Agreements and would not be reasonably likely to have a material adverse effect on DDS; and

            (v)   those consents set out in section II.6 (a) of the Document
                  List;

      (aa) Insurance: DDS and DDS-US have their assets insured under policies of insurance issued by responsible insurers against loss or damage with coverage of a type and in an amount consistent with the types and amounts of insurance maintained by corporations of a size and carrying on businesses of the type carried on by DDS and DDS-US. To the best of its knowledge, information and belief, all such policies of insurance are set forth in Schedule "C" and are in full force and effect and there is no default, whether as to payment of premium or otherwise, under the terms of any such policies;

      (bb) No Bankruptcy, etc.: There has not been filed any petition or application, or any proceedings commenced which have not been discharged, by or against DDS with respect to any of the DDS Shares or any of its assets under any law, domestic or foreign, relating to bankruptcy, receivership or winding up, reorganization, compromise arrangements, insolvency, readjustment of debt or creditors' rights, and no assignment or proposal for the benefit of creditors has been made by DDS;

      (cc) Intellectual Property: The DDS IP Assets are valid and subsisting. There are no unresolved conflicts with, threatened or pending claims of, or potential, written threats or pending claims by DDS against, any other Person, whether in litigation or otherwise, involving the DDS IP Assets and, except as set out in Schedule "G", there are no liens, pledges, charges, encumbrances, claims, security interests or rights of any other Person, including moral rights, with respect to the DDS IP Assets or which would prevent DDS from fulfilling its obligations under this Agreement and the Other Agreements. No activity of any employee of DDS as or while an employee thereof has caused a violation of any trade secret of DDS. To the best of DDS's knowledge, information and belief, there is no patent or application therefor or investigation by any Person that would adversely affect DDS or any product, apparatus, method, process or design of DDS. To the best of DDS's knowledge, information and belief, there is no government restriction or any limitation, domestic or foreign, on the manner in which any of the DDS IP Assets may be used which materially negatively affects DDS's business;

      (dd) Leases and Real Property Interests: Schedule "C" contains an accurate and complete list of leases (the "Leases") of real or personal property (the "Leasehold Property") to which DDS or DDS-US is a party and a list of the real property held by DDS or DDS-US (the "Freehold Property"). DDS has made available to MDSI true and complete copies of all the Leases and the summary title documents relating to the Freehold Property. None of the Leases has been or is being further modified or amended or assigned and all rents and additional rents required to be paid and all obligations required to be performed by the lessee thereunder have paid and performed. Except as disclosed in Schedule "E", the

            Leases and the Freehold Property have not been encumbered and all the Leases are good, valid and subsisting and are in full force and effect. Schedule "C" identifies the Leases in respect of which consents of landlords and/or others are required to the Transaction, and Schedule "E" identifies all encumbrances on the Freehold Property in respect of which consents of encumbrancers are required to the Transaction. None of the Leases contains any provision which as a result of the Transaction will: (i) increase the lessee's cost of operating the Leasehold Property; (ii) result in the lessee being deprived of any right under such Lease; nor (iii) interfere with the lessee's ability to conduct or continue to conduct its business on such Leasehold Property in accordance with the terms of the Lease. The Leasehold Properties and the Freehold Property are all in a good state of repair and comply with all statutes, regulations, codes and by-laws. All of the Leasehold Properties and the Freehold Property are properly zoned to permit the current use of such Leasehold Properties and the Freehold Property. Neither DDS nor DDS-US has received, with respect to any Leasehold Property or the Freehold Property, any notice from any municipal or other governmental authority relating to work orders, or other compliance orders, or relating to any local improvement charges, levies or assessments or relating to expropriation; and

      (ee) Y2K Representation: DDS represents and warrants that the latest version of each of the products of comprising the DDS Software is year 2000 compliant.

5. COVENANTS OF MDSI

MDSI hereby covenants and agrees with DDS as follows:

5.1.1 Copenhagen Taxi Costs and Revenue. MDSI will manage the Copenhagen Taxi contract of MDSI-UK to the point in time (the "Site Acceptance Time") that MDSI has successfully passed a site acceptance test with Copenhagen Taxi, with no material variation from the acceptance terms contained within the terms of the Copenhagen contract unless agreed to in writing with the Customer and agreed to in writing by DDS, and throughout this period MDSI shall provide all disclosure to DDS as reasonably requested by DDS. DDS shall be entitled, at its own expense, to have any of its employees or representatives attend the site acceptance test or any other significant meetings or tests, provided that such attendance will be strictly in the capacity of an observer, and such employees or representatives shall not participate in or influence any discussions with the customer. All revenues, benefits, costs, penalties, discounts and other liabilities associated with the Copenhagen Taxi project accrued and owing up to and including the Site Acceptance Time will be for MDSI's account. Effective at the Site Acceptance Time, MDSI will transfer on an orderly basis and DDS will assume management of the Copenhagen Taxi project and all the benefits and the obligations thereunder, however, all liability for penalties under the supply contract shall be borne solely by MDSI and all such discounts shall be paid for solely by MDSI in cash to the customer or to DDS. Accordingly, all of the benefits and obligations under the support and maintenance contract will be solely for the account of DDS. In furtherance of this covenant, the supply contract will be assigned to MDSI at Closing and then assigned to DDS effective at the Site Acceptance Time. In addition, MDSI agrees not to make any amendments to the existing maintenance agreement with respect to incurring any additional discounts without DDS's consent. From the Site Acceptance Time forward, all revenues, benefits, costs and other liabilities (except for penalties accrued and owing prior to the Site Acceptance Time) associated with the Copenhagen Taxi project will be for DDS's account. MDSI acknowledges and agrees that, from and after Closing, all MDSI-TBU IP Assets associated with or developed in connection with the Copenhagen Taxi project (except for the Oracle licenses registered in the name of MDSI) shall be the sole property of DDS directly or indirectly (through MDSI-UK), that MDSI shall have no right, title and interest therein and that MDSI shall not use such MDSI-TBU IP Assets except for the purpose of performing its management obligations set out above. MDSI shall not duplicate any of such MDSI-TBU IP Assets and it shall not disclose or permit access to any of such MDSI-TBU IP Assets to any Person other than disclosure on a "need to know" basis to its direct employees or contractors working on the project (a list of whom shall be provided to DDS on Closing and updated from time to time) and who have signed appropriate confidentiality agreements and agreements relinquishing and assigning any and all rights in and to such MDSI-TBU IP Assets. MDSI shall indemnify and hold harmless DDS for costs, losses or damages it may incur arising from a breach by it of such confidentiality and non-use covenants. MDSI also agrees that on a timely basis following the Site Acceptance Time, it shall deliver to DDS all MDSI-TBU IP Assets, data and materials (and all copies thereof) associated with the project, and that within 30 days following the Site Acceptance Time it shall separately transfer to DDS, at DDS' discretion, all assets used by MDSI in connection with the Copenhagen project for a price equal to their aggregate net book value as of the Site Acceptance Time. At such time, MDSI and DDS shall also adjust and settle all other amounts owing or claims between them regarding the Copenhagen Taxi project, and any dispute between them regarding such settlement shall be resolved by arbitration on the same terms and conditions as apply for resolving post-Closing adjustments set out in section 2.1 above including that such adjustment shall not be subject to the limitations set out in section 9.2 hereof.

5.1.2 Copenhagen Warranty Reserve. The Copenhagen warranty reserve provided in section 2.1(b) is provided on the basis that DDS will provide warranty services for a 14 month warranty period under the service agreement to Copenhagen Taxi, and DDS shall indemnify MDSI for any liability incurred under the MDSI guarantee granted to Copenhagen Taxi for any breaches under the service agreement with Copenhagen Taxi.

5.2 Underwriters' Terms and Restrictions. MDSI will agree to the commercially reasonable terms of the underwriting agreement entered into by DDS when DDS initially becomes a publicly traded entity, including any hold period on the disposition of DDS Shares required by the underwriters, provided that such hold period is no longer than 6 months.

5.3 Marketing to Airborne Freight Corporation. MDSI shall provide reasonable support to DDS in DDS's efforts to market DDS's products and services to Airborne Freight Corporation. If, with respect to a future DDS project involving Airborne Freight Corporation, resources are required from MDSI with respect to installation, testing or support, MDSI will provide such services on a "time and materials" basis to DDS at MDSI's standard market rates at that time. Such support shall not include any access to the Advantex Courier software source code used on the Airborne Freight Corporation project by DDS. Any licenses to the Advantex Courier software executable code to be sublicensed to Airborne Freight Corporation will be negotiated between MDSI and DDS.

5.4 Accounts Receivable. If any accounts receivable of MDSI-TBU in the MDSI TBU Proforma delivered at Closing (other than those Excess Receivables described in section 2.1(b))are not recovered by DDS within 90 days after Closing (provided that reasonable efforts to recover such receivables have been made by DDS), MDSI shall pay DDS the amounts of such accounts receivable, provided that DDS assigns the right to collect such accounts receivable to MDSI.

5.4.1 Unbilled Receivables. If any unbilled receivable of MDSI-TBU in the MDSI-TBU Proforma delivered at Closing are not recovered by DDS within 90 days after Closing (provided that reasonable efforts have been made by DDS to collect if billable) MDSI shall pay DDS the amounts of such receivables, provided that DDS assigns the right to collect such receivables to MDSI. DDS will use all reasonable commercial efforts to complete all bug fixes with respect to the Radio Taxi London installation and DDS will support MDSI with respect to MDSI's collection of such receivables.

5.5 Financial Statements. On or prior to Closing, MDSI shall provide DDS with copies of the MDSI-UK Financial Statements and of the MDSI-Singapore Financial Statements and, as soon as practicable after Closing, MDSI shall provide DDS with copies of the MDSI Closing Financial Statements. In connection with the review engagement process regarding the MDSI Closing Financial Statements, DDS agrees to provide all necessary assistance to the auditor or auditors carrying out such reviews, and MDSI shall be responsible for all costs in connection with obtaining these review engagement reports, such that these costs will not form part of the post-Closing adjustments. The MDSI Closing Financial Statements shall be prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of previous years and shall present fairly in all material respects the financial position of MDSI-UK and MDSI-Singapore as at Closing and the results of their respective operations and the changes in their respective financial positions for the 5 month period then ended. Also in connection with the review engagement process, DDS agrees to give MDSI full and free access to, and the right to supervise and direct, the process of preparing the MDSI Closing Financial Statements and review engagement reports, and DDS will deliver at Closing a Direction of DDS addressed to MDSI-UK and MDSI-Singapore to that effect.

5.6 RTL Voice Fall Back. MDSI shall retain DDS at the rate of $600 per man day plus expenses at cost, to assist MDSI in the completion of the RTL voice fall back functionality. If after Closing, RTL decides to submit to arbitration the matter of whether MDSI has met the voice fallback requirements as set out in MDSI-UK's contract with RTL and such arbitration results in a finding that MDSI has not met such requirements, at the direction of MDSI, DDS will make the human resources available so that DDS can modify the code or supply any software or hardware required to satisfy the arbitrator's decision. MDSI shall have full control of the applications made in respect of such arbitration and DDS will cooperate fully in support of MDSI's application to the arbitrator and support MDSI's position. In such case MDSI shall be liable to DDS for the costs of such modifications to software and hardware (including any related expenses) with such costs of any DDS services to be at the same man day rate and expenses noted above.

5.7 DDS Shareholders' Agreement. MDSI shall execute the DDS Shareholders' Agreement at Closing.

5.8 Release of Certain Encumbrances. MDSI shall obtain a release or consent to transfer in respect of the sale of the MDSI-TBU Assets which are currently encumbered under any security instrument or agreement, including without limitation, under the General Security Agreement between MDSI and the Bank of Montreal.

5.9 Documents and Data. On the Closing Date, MDSI shall deliver or cause to be delivered to DDS all minute books, corporate seals and corporate records relating to MDSI-UK and MDSI-Singapore, together with all documents (or copies thereof) and other data (technical, financial or otherwise) in the possession of MDSI and its affiliates, which relate to the MDSI-TBU and/or the MDSI-TBU Assets or which will be necessary for the conduct of the MDSI-TBU after the Closing Date including, without limitation, such operating manuals, books of account and financial records as DDS may request.

5.10 Grants. If DDS or MDSI UK is required to repay all or any part of the 150,000 British pound grant from the British Government to MDSI UK , MDSI shall repay DDS, and the threshold limitations set out in section 9.2 shall not apply to any claim by DDS based on this covenant. DDS shall not initiate any communications with the British Government with respect to this grant and will not answer any questions with respect to this grant (without due consultation with MDSI), except as required by law. This section 5.10 and the covenants contained in this section 5.10 shall survive the Closing and continue in full force and effect indefinitely for the benefit of DDS.

6. COVENANTS OF DDS

DDS hereby covenants and agrees with MDSI as follows:

6.1   DDS Options. In addition to the anti-dilution protection set out at section 2.2, DDS will not, pursuant to any share compensation arrangement, reserve for issuance DDS Shares, or grant share options to directors, officers, employees, consultants or any other service providers exerciseable for an amount of DDS Shares representing in the aggregate greater than 20% of the issued and outstanding shares of DDS at the time of grant, and DDS will not grant to any one director, officer, employee, consultant or other service provider of DDS share options pursuant to share compensation arrangements exerciseable for an amount of DDS Shares representing greater than 5% of the issued and outstanding shares of DDS at the time of grant. For the purposes of this section 6.1, "share compensation arrangement" and "service provider" shall have the meanings ascribed to such terms in section 627 of The Toronto Stock Exchange Company Manual.

6.2 DDS To Be Taken Public. DDS shall use all commercially reasonable efforts and shall become a publicly traded entity by the later of the following three deadlines (the "First Penalty Date"): (a) two years from the Closing Date (the "First Deadline"); (b) six months from the date of the First Deadline if, at the time of the First Deadline, DDS has entered into a bonafide enforceable underwriting or agency agreement with a registered dealer to take DDS public or DDS has entered into any other binding agreement (e.g., amalgamation) the completion of which will result in DDS becoming a publicly traded entity; or (c) one year from the First Deadline, if either of the following two circumstances exists on the First
      Deadline: (i) "market out" conditions exist as evidenced by the figure on the IPO index to be agreed to by the parties prior to Closing, , or (ii) DDS has not been offered terms by an underwriter or registered dealer to be taken public on a "best efforts" agency basis or better for a value that represents 1.5 times the annual revenue of DDS or 15 times the net earnings of DDS (the foregoing circumstances being the "Market Out Conditions"), both such circumstances being measured on the 4 financial quarters prior to the First Deadline Date proposed to be included in the offering memorandum, prospectus or other securities document regarding the proposed offering.. If DDS is not a publicly traded entity by the First Penalty Date, then DDS shall issue 170,601DDS Shares from treasury to MDSI forthwith (which amount equals 20% of the Purchased DDS Shares on the Effective Date). If DDS is not a publicly traded entity by the first anniversary date after the First Deadline and by each subsequent anniversary date thereafter (each such date being a "Subsequent Deadline"), then DDS shall issue 85,301 DDS Shares from treasury forthwith to MDSI (which amount equals 10% of the Purchased DDS Shares on the Effective Date). Notwithstanding the foregoing, if on the First Penalty Date or any Subsequent Deadline, either of the Market Out Conditions still exists and DDS is not a publicly traded entity, DDS shall not be required to issue the DDS Shares which are due on the First Penalty Date or that Subsequent Deadline (and the First Penalty Date and/or the Subsequent Deadline shall be moved one year into the future). In addition to the foregoing, and notwithstanding Part 5 of the DDS Shareholders' Agreement, at any time after 6 months prior to the First Deadline, DDS shall have the right to purchase or arrange for another party or parties to purchase MDSI's interest in DDS for an amount equal to the number of DDS Shares held by MDSI on the date DDS gives written notice to MDSI of its intention to exercise such purchase right, multiplied by the DDS Valuation Price on that date (provided that if DDS goes public within 9 months of such purchase, the purchase price will be adjusted to reflect the net proceeds per share realized on the public offering, as further adjusted, if necessary for example, for stock splits and share consolidations and similar matters).

6.3 Permitted Encumbrance of MDSI's Shareholding. MDSI shall have the right to encumber its shareholding in DDS under MDSI's security agreements with its bankers, provided that the terms of such security agreements do not prohibit the transfer of such shareholding by MDSI pursuant to the DDS Shareholders' Agreement or hereunder and the same is acknowledged in writing by such bankers. DDS hereby consents to any such encumbrance for the purpose of section 2.2 of the DDS Shareholders' Agreement.

6.4 Provision of Financial Information. DDS shall provide quarterly unaudited and annual audited financial statements to MDSI as soon as possible upon such financial statements being produced, and MDSI agrees to keep any such financial statements confidential.

6.5 Payment of Taxes. DDS will be liable for and will pay all sales and transfer taxes, federal taxes and all other taxes, duties or other like charges properly payable upon and in connection with the conveyance and transfer of the MDSI-TBU Assets by MDSI to DDS including but not limited to GST, sales tax under the Social Services Tax Act (British Columbia) and Stamp Duties in connection with the transfers of the MDSI-TBU IP Assets, the MDSI-UK and, if any, the MDSI-Singapore Shares, and DDS will indemnify and hold harmless MDSI for any such outstanding amounts.

6.6 Financial Statements. On or prior to Closing, DDS shall provide MDSI with copies of the DDS Financial Statements.

6.7 Airborne Freight Corporation Settlement. DDS acknowledges that MDSI is currently involved in a contractual dispute with Airborne Freight Corporation. DDS agrees that MDSI shall have the right to pursue Airborne Freight Corporation with respect to payment under this contract, provided that MDSI does not commence any litigation proceedings. DDS further agrees that MDSI shall be entitled to and shall retain 100% of any and all settlement proceeds obtained by MDSI from Airborne Freight Corporation in connection with this matter, provided that such settlement shall occur either prior to Closing or up to 90 days after the Closing Date (except that any payments to be made by Airborne Freight Corporation to MDSI relating to such settlement may be made over time, beyond such time period).

6.8 Retention of MDSI-UK Employees Required to Complete Copenhagen Taxi Contract. DDS shall use commercially reasonable efforts to retain , David Weeden, Bernie Goosman, and Steve Burt (the "Retained Employees"), whose services MDSI has confirmed it requires to fulfill its obligations regarding the Copenhagen Taxi project under section 5.1 hereof, as employees of MDSI-UK after Closing, and DDS shall not terminate or constructively dismiss the Retained Employees, or take any steps in furtherance of same, until after the Site Acceptance Time. MDSI shall pay DDS for the services of the Retained Employees at the rates set out in section 7.2 below.

6.9 Employment Contract and Employee Information. Prior to Closing, DDS shall provide to Kenneth R. Miller, CEO of MDSI, on a strictly confidential basis for his review only the following information in written form: a list of the range of salaries (including all bonuses, incentives, benefits and other compensation) of all DDS employees and a copy of the standard form of employment agreement used by DDS for its employees.

6.10 Discontinuance of Use of Names, Trademarks, Etc. Within 90 days of Closing, DDS shall discontinue, and cease and desist from, the use of all names, trademarks, slogans and logos currently used by MDSI and its affiliates in connection with the MDSI-TBU. Provided DDS takes or causes to be taken all commercially reasonable steps required to effect and complete the change of name of MDSI-UK to Digital Despatch (UK) Ltd. and of MDSI-Singapore to Digital Despatch Pte. Ltd., or any such similar names on Closing (and DDS will promptly provide MDSI with evidence of same) no later than 30 days from the date of such name changes, DDS shall ensure that all new proposals and letterhead and any legal agreements are entered into under the applicable DDS legal name.

6.11 Auselda or other commission: If MDSI brings a substantial customer to DDS or its affiliates (the total consideration being over UK Pounds 1,000,000, such as for example Rome Taxi or Milan Taxi through Auselda) which results in a signed contract, within 12 months of the Closing Date DDS will pay MDSI a commission of 3% of the gross margin on the total consideration under such customer contracts. MDSI (or as MDSI may direct) will be paid such commission when DDS receives its milestone payments from such customers so that MDSI receives its commission on a pro-rata basis with each milestone payment.

7. MUTUAL COVENANTS AND OF DDS AND MDSI

DDS and MDSI each mutually covenant and agree with one another as follows:

7.1 No Solicitation. Subject to section 7.2 below, both MDSI and DDS will not solicit each other's existing employees for a period of 3 years from the date of Closing, except that DDS shall be entitled to solicit any or all MDSI employees who are employed by MDSI-TBU at Closing, as set out in the list at Schedule "M".

7.2 Provision of Employee Services. The parties acknowledge and agree that during the transition period immediately following the Effective Date, DDS will require the services of certain MDSI employees and, in order to complete the Copenhagen Taxi project, MDSI will require the services of certain employees of DDS, and each of the parties agrees to make such services available to the other. In connection with these arrangements, , the party receiving such services will pay the other party an amount per employee equal to that employee's salary or hourly rate multiplied by 1.4. For greater certainty, each party shall hire and be responsible for their own contractors from and after the Effective Date (except for S. Bond who shall be DDS's responsibility).

7.3 Confidential Information. Any Confidential Information provided by either party to the other during the course of the due diligence investigation carried out in connection with the Transaction shall be kept confidential by the receiving party, its employees and professional advisors and will not be disclosed to any other Person for a period expiring on May 31, 2004. Any obligations hereunder relating to the non-disclosure of the source code and trade secrets of a party shall remain in force and effect indefinitely. For the purposes of this section 7.3, "Confidential

      Information" shall mean all information regarding the business and affairs of DDS or MDSI, as the case may be, furnished by or on behalf of the other party or its affiliates, directors, officers, employees, agents, professional advisors or controlling persons in connection with the due diligence investigation carried out by each of DDS and MDSI in connection with the Transaction. Any information provided by either party to the other will not be deemed Confidential Information if it is generally available to the public, it is or becomes known to the receiving party independently of the party providing the information, or it is obtained from a third party without restriction and without breach of this Agreement.

7.4   Consents and Notices. After the Closing of the Transaction:

      (a) each of DDS and MDSI shall use all reasonable efforts, and the parties shall cooperate with each other to obtain, all consents, waivers, approvals, and authorizations, which may be necessary to effect the Transaction; and

      (b) each of DDS and MDSI will promptly execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental entity which may be reasonably required, or which the other party may reasonably request in connection with the consummation of the Transaction. Each of DDS and MDSI will use reasonable efforts to obtain promptly all such authorizations, approvals and consents.

7.5 Press Releases. Before issuing any press release or otherwise making any public statements with respect to the Transaction, DDS and MDSI shall consult with each other and shall undertake reasonable efforts to agree upon the terms of such press release, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with any stock exchange or national securities exchange.

7.6 Y2K Covenant. Notwithstanding anything in this Agreement to the contrary, MDSI's sole liability with respect to Year 2000 Compliance and Y2K defects is set out in this section 7.6. For the purposes of this section 7.6, "Material Contracts" shall mean the customer agreements (in the form in which such agreements exist at Closing) included with the MDSI-TBU Material Contracts acquired by DDS under this Agreement.

7.6.1 MDSI shall continue and complete its Y2K testing on the MDSI-TBU Software Products until and on the Closing Date (except for the Copenhagen project which will continue until the Site Acceptance Time). DDS shall perform all reasonable further Y2K testing on the MDSI-TBU Software Products for the remainder of the year 1999. If DDS discovers and demonstrates that there is a substantial Y2K defect (meaning a single defect or batch of defects requiring an aggregate of more than 15 man days to correct in the MDSI-TBU Software Products supplied under one or more Material Contracts, primarily attributable to MDSI and not materially attributable to any other party including DDS; a "Substantial Y2K Defect"), and MDSI's sole responsibility, except as described in section 7.6.3, shall be to pay the costs for DDS to remedy such Substantial Y2K Defect(s) at the rate calculated in accordance with section 7.2. If DDS's estimates for the costs to remedy are unreasonable, MDSI may submit such dispute to be resolved by arbitration. The correction of any non Substantial Y2K Defects shall be the sole responsibility of DDS. For greater certainty any work done by DDS or MDSI UK employees to assist MDSI in the completion of the Copenhagen taxi project to the Site Acceptance Time and to assist MDSI in the completion of the RTL voice fall back functionality shall be deemed to be work that is solely attributable to MDSI for Y2K liability.

7.6.2 DDS shall respond to customer requests for support and/or maintenance related to Year 2000 Compliance issues within the time frames set out in the maintenance and support agreements included as Material Contracts. For greater certainty, DDS shall not be in breach of such response time obligations if it responds within the applicable time period, but is unable to resolve the defect because of a Substantial Y2K Defect. From December 1, 1999 through and including April 30, 2000 if DDS knows or suspects that a request for support or maintenance arises from a Substantial Y2K Defect (or after this date if DDS knows that a defect relates to a year 2000 compliance issue arising directly from the MDSI-TBU Software): (i) if there are any requests for support or maintenance under the Material Contracts, DDS shall notify MDSI of any such requests forthwith upon receiving the request from the customer; (ii) DDS shall also notify MDSI of DDS' response time in connection with such customer request and whether or not such response was within the time period set out in the applicable support and maintenance agreement; and (iii) DDS shall also notify MDSI of the particulars of the resolution of a customer request for support or maintenance where the request is related to a year 2000 compliance issue arising directly from the MDSI-TBU Software. In addition to the foregoing, throughout this period DDS shall provide all disclosure to MDSI as reasonably requested by MDSI and MDSI shall be entitled, at its own expense, to have any of its employees or representatives attend any significant meetings or tests, provided that such attendance will be strictly in the capacity of an observer, and such employees or representatives shall not participate in or influence any discussions with the customer.

7.6.3 If at any time during the period beginning on December 1, 1999 to the end of the survival period of the representations and warranties under this Agreement, DDS can demonstrate that the MDSI-TBU Software contains a Substantial Y2K Defect:

      (a) MDSI shall pay the costs to remedy any such Substantial Y2K Defect at the rate calculated in accordance with section 7.2 (or at MDSI's option, in full consultation with DDS, MDSI may perform such remedial work); and

      (b) MDSI shall also indemnify DDS from and against any and all liabilities, claims, demands, costs, expenses, losses, damages, actions, causes of action and judgements whatsoever incurred or suffered by or asserted against DDS arising from any Substantial Y2K Defects, provided that DDS has not amended and shall not amend any provision relating to the limitation of liability in any Material Contract.

      If DDS has not amended the applicable limitation of liability provision in a Material Contract, MDSI may be liable for a Substantial Y2K Defect for an amount in excess of this limit of liability, if a court of competent jurisdiction delivers a final and non-appealable judgement that states that such limitation of liability is not enforceable. Any claims for indemnification by DDS under this section shall not be limited by the threshold limits set out in section 9.2 of this Agreement, but in all other respects the provisions of section 9 shall apply to any such claims. If any customer or other third party commences or threatens to commence any legal action against DDS arising from any such Substantial Y2K Defect, DDS shall immediately give written notice of the particulars of such action or threatened action to MDSI. Moreover where DDS wishes to rely upon the indemnification provisions set out in section 9 or otherwise make a claim for indemnity in connection with such Substantial Y2K Defect against MDSI, MDSI shall have the right to participate in and, to the extent it may wish to do so, assume the defence of such legal action in accordance with section 9.7. Notwithstanding the foregoing, in the year 2000, if DDS discovers and demonstrates that there is a Substantial Y2K Defect in the MDSI-TBU Software supplied by MDSI to RTL, MDSI shall pay one half of the amount of any claim for loss of profits and/or liquidated damages relating to such Substantial Y2K Defect and DDS shall pay the other half of such amount. The correction of any non Substantial Y2K Defects shall be the sole responsibility of DDS.

7.7 DHL AP. If prior to the Closing Date MDSI is able to settle the outstanding account of $512,000 with DHL AP, MDSI shall keep all of the funds in connection with such settlement. If MDSI is not able to settle the outstanding accounts with DHL AP prior to the Closing Date, at Closing MDSI shall cause MDSI-UK to assign all rights to recover the account (including any documents reasonably required to assist MDSI in collecting such accounts) to MDSI so that MDSI may pursue the collection of the outstanding account after the Closing Date. For a period of 3 months from the Closing Date, MDSI shall attempt to settle this account amicably with DHL AP and accordingly MDSI will not threaten or commence legal action against DHL AP during this period to collect this outstanding account. After this 3 month period expires: if MDSI has not settled this account and DHL AP indicates that it is not prepared to continue to take delivery of products and services under the existing terms of its customer agreement with MDSI-UK, MDSI may commence legal action against DHL AP to collect this account; if DHL AP indicates that it is prepared to continue to take delivery of products and services under the existing terms of its customer agreement with MDSI-UK, DDS shall pay to MDSI MDSI's pro rata share of all funds received by DDS under this agreement, such share being (pound)86.44 per unit shipped.

7.8   Kolding Agreement. On or before Closing, MDSI shall procure from Kolding
      Taxi: (i) an assignment and transfer of the Kolding Taxi agreements from MDSI Software B.V. to MDSI UK; (ii) the agreement from Kolding Taxi that Kolding Taxi will not make claims under the existing bank guarantee for any breach relating to the failure to meet the delivery time schedule for the Kolding Taxi project; (iii) a signed written waiver or deletion of Kolding Taxi's right under section 23 of its Taxi Despatch supply contract with MDSI BV to terminate such contract; (iv) the proviso that if the taxi despatch system being supplied by MDSI UK to Kolding is not delivered by December 31, 1999, MDSI UK will provide a Y2K workaround for the existing taxi despatch system used by Kolding so that it can despatch orders, in a reasonable period of time prior to December 31, 1999, and that MDSI's UK's maximum liability with respect to the provision of such a workaround shall be limited to DKK 500.000 (as this is the current estimate of the price of such workaround). In consideration of MDSI supporting and causing to be maintained the bank guarantee referenced above, , DDS shall indemnify MDSI for any claims made by Kolding Taxi for breach of any of the agreements between Kolding Taxi and MDSI UK (such as for example, all penalties charged by Kolding for delay), other than the liability for the provision of the Y2K workaround described in 7.8 (iv) above (for which MDSI shall pay MDSI UK or DDS on a time and materials basis). MDSI's maximum liability for the provision of the workaround described in 7.8 (iv) above shall be limited to DKK 500,000. However, for greater certainty, MDSI shall remain liable to DDS for Substantial Y2K Defects for the MDSI-TBU Software supplied by MDSI to DDS at the Site Acceptance Time under the Copenhagen contract (as this is the MDSI-TBU Software which will be used by DDS in connection with the Kolding project). DDS will be responsible for any Y2K defects that arise from any changes made to the MDSI-TBU Software by or at the direction of DDS.

7.9 Source Code Escrow. DDS agrees that MDSI shall have the right, and DDS shall take all reasonable steps to ensure access to such right, to immediate access to and possession of the source code for all of the MDSI-TBU Software being acquired by DDS under this Agreement and all documentation related to such source code (the "Source Code", which Source Code is to be placed into escrow in connection with the Closing), so that MDSI can complete the Copenahagen Taxi project to the Site Acceptance Time, so that MDSI can take appropriate steps in the event that MDSI is required to take remedial steps to address Substantial Y2K Defects, and otherwise as specifically described in this Agreement, with respect to any of the MDSI-TBU Software after Closing. At Closing, the Source Code shall be placed into escrow with a mutually agreeable escrow agent, and the terms of the escrow agreement shall include the release conditions set out above.

7.10 Delivery of Consents, Etc. Each of the parties shall deliver all consents, authorizations and approvals of, and all filings, recordings and registrations with, any governmental authority or regulatory body or any other third party that are reasonably required in order to consummate of the Transaction, including, but not limited to, those consents set out at section II.6 of the Document List.

8. REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS TO SURVIVE CLOSING

8.1 All of the representations, warranties, covenants and agreements of the parties hereto contained in this Agreement will not merge on, and shall survive, the Closing and will continue in full force and effect for the benefit of DDS and MDSI. Except as specifically set out or contemplated in certain representations, warranties, covenants and agreements contained elsewhere in this Agreement (any such provisions being "Excepted Provisions", which will continue in full force and effect for the benefit of DDS or MDSI, as the case may be, in accordance with the terms thereof, such as the provisions relating to taxes and grants), the representations, warranties, covenants and agreements contained in this Agreement shall survive for a period of three years from the Closing Date.

9. INDEMNIFICATION

9.1 Mutual Indemnification. DDS and MDSI (the "Indemnifying Party") each mutually covenant and agree to indemnify the other (the "Indemnified Party") against all liabilities, claims, demands, actions, causes of action, damages, losses, costs or expenses suffered or incurred by or asserted against the Indemnified Party (each being referred to as a "Claim"), directly or indirectly, by reason of or arising out of:

      (a) a breach of any warranties or representations on the part of the Indemnifying Party herein contained or contained in any of the Other Agreements; and

      (b) a breach of any agreement, term or covenant on the part of the Indemnifying Party made or to be observed or performed pursuant hereto or pursuant to any of the Other Agreements.

      The amount of any Claim shall bear interest at a fixed rate of interest of 8% per annum (the "Claim Rate"), calculated from and after the date such Claim is incurred or suffered by or asserted against the Indemnified Party to the date payment in full is made by the Indemnifying Party.

9.2   Limitations. No claim for indemnity shall be made pursuant to the forgoing section 9.1 unless and until the aggregate amount of all Claims to be made by the Indemnified Party equals $100,000 or more (the "Threshold Amount"), and each individual Claim included in such Threshold Amount must equal at least $10,000 (an "Eligible Claim") in order to be included in such Threshold Amount, however, after its aggregate Eligible Claims equal or exceed the Threshold Amount the Indemnified Party shall be entitled to indemnification in respect of the full amount of any such Eligible Claims.

9.3 MDSI Liability Re: MDSI-TBU Customer Contracts. As set out and contemplated in section 2.4 and except as specifically set out herein, from and after the time of Closing, MDSI shall not be responsible for any liabilities or obligations arising under any customer contracts or commitments of MDSI-TBU, all of which contracts and commitments MDSI confirms are listed in Schedule "D" and complete and accurate copies of which (disclosing all such liabilities and obligations) MDSI confirms it has provided to DDS. Subject to the limitations set out at section 9.2 above, if after the time of Closing, any customer of MDSI-TBU claims and proves that MDSI or any of its affiliates had an obligation under the aforementioned contracts which was not disclosed to DDS, MDSI shall be responsible for and shall indemnify and hold harmless DDS for the amount of such claim.

9.4 Set-Off. DDS shall also be entitled (in addition to the foregoing right to indemnification or any other rights or remedies of DDS) to set-off against or make a reduction against any amount or amounts owing or payable by DDS to MDSI (including without limitation any amounts owing or payable pursuant to the Promissory Note), the amount of any Claim described in
      Section 9.1, together with interest thereon at the Claim Rate calculated from and after the date such Claim is incurred by or asserted against DDS to the date upon which set-off or payment so reduced is made by DDS. If at any time, any Claim referred to in this section 9.4 (plus interest thereon) exceeds the amount or amounts owing by DDS to MDSI, DDS shall have a general claim against MDSI for the payment of such excess and MDSI shall pay such excess to DDS forthwith upon written notification by DDS. MDSI shall also be entitled (in addition to the foregoing right to indemnification or any other rights or remedies of MDSI) to set-off against or make a reduction against any amount or amounts owing or payable by MDSI to DDS, the amount of any Claim described in Section 9.1, together with interest thereon at the Claim Rate calculated from and after the date such Claim is incurred by or asserted against MDSI to the date upon which set-off or payment so reduced is made by MDSI. If at any time, any Claim referred to in this section 9.4 (plus interest thereon) exceeds the amount or amounts owing by MDSI to DDS, MDSI shall have a general claim against DDS for the payment of such excess and DDS shall pay such excess to MDSI forthwith upon written notification by MDSI.

9.5 Expiry. The right of an Indemnified Party to indemnification or the right of DDS or MDSI to set-off under this Article 9 shall terminate on the date which is exactly three years following the Closing Date or, in the case of any Excepted Provision, on the date when such obligation terminates in accordance with the terms thereof (the "Expiry Date"), unless on or prior to the Expiry Date the Indemnified Party gives notice to the Indemnifying Party pursuant to section 9.6 of its intention to seek indemnification or set-off.

9.6 Notice. If an Indemnified Party intends to exercise its right of indemnification or set-off, it shall first give written notice thereof to the Indemnifying Party (a "9.6 Notice"), setting forth therein particulars of the nature of the

      Claim and estimated quantum of damages and attaching all relevant documentation in support of such Claim. The Indemnifying Party shall have 15 days after receipt of the 9.6 Notice to pay or remedy the Claim, provided that if the Claim cannot, in the reasonable opinion of the Indemnifying Party by its nature be remedied within such 15 day period, the Indemnifying Party shall have up to a maximum of a further 45 days to remedy the Claim, if it proceeds immediately after receipt of the 9.6 Notice and continues with all due diligence to take the necessary remedial action. Any such 9.6 Notice shall be final and binding on the Indemnifying Party, and the Indemnifying Party shall be deemed to agree to indemnify the Indemnified Party (or to set-off against any amount owing by the Indemnifying Party to the Indemnified Party, as the case may be) in respect of the amounts indicated in such 9.6 Notice, unless, within 15 days of receipt of such 9.6 Notice, written notice of objection is given by the Indemnifying Party to the Indemnified Party. If notice of objection is given pursuant to this section 9.6, the Indemnifying Party and the Indemnified Party shall consult with one another with respect to the objection. If the foregoing parties are not able to reach agreement within 15 days after the notice of objection is given, the dispute shall be resolved by an independent arbitrator, to be agreed upon by such parties. If no agreement concerning the identity of the arbitrator is reached within 30 days after the notice of objection is given, either of the Indemnifying Party or the Indemnified Party may apply to a court of competent jurisdiction for an order, under the Commercial Arbitration Act (British Columbia) or any successor legislation thereto, appointing an independent arbitrator. The resolution of the dispute, including the issue of responsibility for costs in respect of the arbitration and any motions to appoint the arbitrator, shall be provided by the independent arbitrator in a written decision to be delivered simultaneously to the Indemnifying Party and the Indemnified Party, which decision shall be final and binding on the parties and shall not be subject to appeal or judicial review.

9.7 Third Party Claims. Notwithstanding the provisions of section 9.6, promptly after receiving notice of any action, suit, proceeding or claim against an Indemnified Party or receipt of notice of the commencement of any investigation which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnifying Party (a "Third Party Claim"), such Indemnified Party will notify the Indemnifying Party in writing of the particulars thereof, will provide copies of all relevant documentation to the Indemnifying Party and, unless the Indemnifying Party assumes the defence thereof, will keep the Indemnifying Party advised of the progress thereof and will discuss all significant actions proposed. The omission so to notify the Indemnifying Party shall relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party under this Agreement. The Indemnifying Party shall be entitled, at its own expense, to participate in and, to the extent it may wish to do so, assume the defence of any Third Party Claim, provided such defence is conducted by experienced and competent counsel. Upon the Indemnifying Party notifying the Indemnified Party in writing of the Indemnifying Party's election to assume the defence and retaining counsel, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with such defence. If such defence is assumed by the Indemnifying Party, the Indemnifying Party throughout the course thereof will provide copies of all relevant documentation to the Indemnified Party, will keep the Indemnified Party advised of the progress thereof and will discuss with the Indemnified Party all significant actions proposed. Notwithstanding the foregoing, any Indemnified Party shall have the right, at the Indemnifying Party's expense (except as specifically set out in (iii) below), to employ counsel of such Indemnified Party's choice, in respect of the defence of any Third Party Claim if: (i) the employment of such counsel has been authorized by the Indemnifying Party; or (ii) the Indemnifying Party has not assumed the defence and employed counsel therefor within a reasonable time after receiving notice of such Third Party Claim; or (iii) counsel retained by the Indemnifying Party or the Indemnified Party has advised the Indemnified Party that representation of both parties by the same counsel would be inappropriate because there may be legal defences available to the Indemnified Party which are different from or in addition to those available to the Indemnifying Party (in which event and to that extent, the Indemnified Party shall be responsible for its own expenses and the Indemnifying Party shall not have the right to assume or direct the defence on the Indemnified Party's behalf) or that there is a conflict of interest between the Indemnifying Party and the Indemnified Party (in which event the Indemnifying Party shall not have the right to assume or direct the defence on the Indemnified Party's behalf). No admission of liability and no settlement of any Third Party Claim shall be made without the consent of the Indemnified Party affected, such consent not to be unreasonably withheld. No admission of liability shall be made and the Indemnifying Party shall not be liable for any settlement of any Third Party Claim made without its consent, such consent not to be unreasonably withheld.

9.8 Postponement of Amounts Payable. During the period from and after the date a 9.6 Notice is given to and including the date the Claim is paid, set-off, remedied or resolved by agreement or arbitration, the payment of any amount which becomes due by the Indemnified Party to the Indemnifying Party hereunder, under any of the Other Agreements or otherwise shall be postponed; PROVIDED THAT any amount so postponed shall bear interest at the Claim Rate calculated from and after the date such amount was otherwise due to and including the date upon which the Claim giving rise to such postponement is paid, set-off, remedied or resolved. For greater certainty, to the extent that any amount is validly set off from any other amount so postponed, interest shall only be calculated and owing on the net amount.

9.9 No Indemnity for Negligence of Indemnified Party. Notwithstanding any of the foregoing provisions in this section 9, this right of indemnity shall not apply to the extent that an arbitrator or a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that such expenses, losses, claims, actions, damages or liabilities to which the Indemnified Party may be subject were directly caused by the negligence or willful misconduct of the Indemnified Party or the breach of this Agreement or any of the Other Agreements by the Indemnified Party.

10. DDS'S CONDITIONS OF CLOSING

10.1 All obligations of DDS under this Agreement are subject to the fulfillment prior to, or at, the Closing of the following conditions:

      (a) the representations and warranties of MDSI set forth in this Agreement shall be true and correct as of the Closing as if made by MDSI at the Closing;

      (b) MDSI shall have complied with all terms, covenants and agreements in this Agreement to be performed or caused to be performed by it on or before the Closing except as otherwise specifically agreed to by DDS;

      (c) Subject to the post-closing adjustments, MDSI will have restructured the MDSI-TBU so that MDSI-UK and MDSI-Singapore will have a net book value of $1,000,000 calculated in accordance with Canadian GAAP as provided in section 2.1 (b);

      (d) No substantial damage to or alteration in the undertaking and assets of the MDSI-TBU or any changes or amendments to statutes, regulations or orders relating to the MDSI-TBU or the MDSI-TBU Assets shall have occurred on or prior to the Closing Date, which in DDS's sole opinion would materially adversely affect their value; and

      (e) The parties shall have entered into a non-competition agreement whereby MDSI shall agree not to compete directly with DDS in marketing or developing a dispatch product for the taxi, courier, airport, asset management and roadside recovery products for a period of 5 years from the date of Closing.

10.2 DDS's conditions of closing are for the sole benefit of DDS. In case any of the foregoing conditions shall not be fulfilled and/or performed at or before the Closing to the satisfaction of DDS, DDS may rescind this Agreement by notice to MDSI and in such event DDS shall be released from all obligations hereunder; provided that any of the said conditions may be waived in whole or in part by DDS without prejudice to any rights of rescission it may have in the event of the non-fulfillment of any other condition or conditions, any such waiver to be binding upon DDS only if the same is in writing.

11. MDSI'S CONDITIONS OF CLOSING

11.1 All obligations of MDSI under this Agreement are subject to the fulfillment prior to, or at, the Closing of the following conditions:

(a) the representations and warranties of DDS set forth in this Agreement shall be true and correct as of the Closing as if made by DDS at the Closing;

(b) DDS shall have complied with all terms, covenants and agreements in this Agreement to be performed or caused to be performed by it on or before the Closing except as otherwise specifically agreed to by MDSI;

(c) MDSI and Ghai Investments Ltd. ("GIL") shall have executed a side agreement (the "Side Agreement") concurrently with the execution of this Agreement, which Side Agreement shall include the following provisions:
      (i) a covenant granted by GIL that provides that the combined salaries, benefits and loans taken directly or indirectly by Vari and Neera Ghai shall not exceed a certain specified amount (which amount shall be increased each year by a specified percentage); and (ii) a covenant granted by GIL that provides that MDSI's shareholding interest in DDS will not be diluted under section 6.12 of the DDS Shareholders' Agreement;

(d) The parties shall have entered into a non-competition agreement such that DDS shall not compete directly with MDSI in developing or marketing a dispatch or work management product for the telco, cable, utilities or field service markets. During the 5 year term of this covenant not to compete, such covenant shall terminate prior to the end of this 5 year period if DDS becomes a public company or MDSI's shareholding in DDS falls below 7%;

(e) DDS shall have procured waivers of pre-emptive rights from all of the existing DDS shareholders with respect to the issuance of the Purchased DDS Shares; and

(f) The assets of MDSI-UK which are not related to the MDSI-TBU shall be transferred to MDSI or its affiliates prior to Closing.

11.2 MDSI's conditions of closing are for the sole benefit of MDSI. In case any of the foregoing conditions shall not be fulfilled and/or performed at or before the Closing to the satisfaction of MDSI, MDSI may rescind this Agreement by notice to DDS and in such event MDSI shall be released from all obligations hereunder; provided that any of the said conditions may be waived in whole or in part by MDSI without prejudice to any rights of rescission it may have in the event of the non-fulfillment of any other condition or conditions, any such waiver to be binding upon MDSI only if the same is in writing.

12 MUTUAL CONDITIONS OF CLOSING OF DDS AND MDSI

12.1 The obligations of DDS and MDSI to consummate the Transaction are subject to the satisfaction of the following conditions on or prior to the Closing Date, each of which may be waived only with the consent in writing of DDS and MDSI:

      (a) the execution by MDSI and DDS of this Agreement and the Other Agreements containing such representations, warranties, covenants, terms and conditions as may mutually be agreed between the parties acting reasonably;

      (b) the delivery of all other consents, authorizations and approvals of, and all filings, recordings and registrations with, any governmental authority or regulatory body or any other third party that are required as a condition to the consummation of the transactions contemplated by this Agreement, including but not limited to those consents set out at section II.6 of the Document List;

      (c) the entering into, simultaneously with this Agreement, of an non-exclusive cooperative marketing agreement (the "Marketing Agreement") between MDSI and DDS with respect to the promotion and marketing of certain prospective taxi, courier and roadside recovery customers by MDSI to DDS, and certain prospective telco, cable, utilities and field service customers by DDS to MDSI, with a 5 year term, pursuant to which MDSI and DDS will work together to find ways to sell each of the other's products to each of the other's markets;

      (d) no temporary or permanent retraining order, preliminary injunction, permanent injunction or other order preventing the consummation of the Transaction shall have been issued by any national, federal, state, provincial or other court (whether domestic or foreign) having jurisdiction and remaining in effect;

      (e) there shall not be pending or threatened any suit, action or proceeding by any governmental entity, before any court or governmental authority, agency, or tribunal, domestic or foreign, that has a significant likelihood of success, seeking to restrain or prohibit the consummation of the Transaction or any of the other transactions contemplated by this Agreement or seeking to obtain from DDS or MDSI or any of their subsidiaries any damages that are material in relation to DDS, MDSI and their subsidiaries taken as a whole; and

      (f)   the amendment to the Kolding Taxi contract referred to in section
            7.8 shall be made to the satisfaction of both MDSI and DDS.

13. TRANSACTION AT CLOSING

13.1 DDS's Covenants at Closing. The Closing shall take place at the offices of MDSI at10:00a.m. on June 15, 1999 (the "Closing Date"), or at such other place and time as the parties shall mutually agree upon. DDS covenants and agrees that at Closing it shall:

      (a) Delivery and Issuance of DDS Shares: deliver to MDSI a share certificate in the name of MDSI representing the Purchased DDS Shares, and cause all necessary corporate action and proceedings of DDS to be taken to permit the due and valid authorization, allotment, issuance and registration of the Purchased DDS Shares to and in the name of MDSI;

      (b)   Delivery of Documents and Ancillary Agreements: deliver to MDSI:

      (i)   a certificate of incumbency of Vari Ghai;

      (ii) directors' resolutions of DDS authorizing the Transaction, including the issuance of the Purchased DDS Shares in the name of MDSI and the issuance of new share certificates;

      (iii) a certificate, dated on closing, attesting to the accuracy of the representations and warranties contained in this Agreement;

      (iv)  evidence of appropriate entries in the Register of Members of DDS;

      (v)   the Promissory Note, duly executed;

      (vi)  the Direction of DDS referred to in section 5.5; and

      (vii) such other documents, instruments and agreements as shall be reasonably required by MDSI to complete the Transaction.

13.2 MDSI's Covenants at Closing. MDSI covenants and agrees that at Closing it shall:

      (a) Delivery and Transfer of MDSI-UK and MDSI-Singapore Shares: deliver to DDS the share certificates in the name of MDSI representing the MDSI-UK Shares and the MDSI-Singapore Shares duly endorsed for transfer to DDS, and cause all necessary corporate action and proceedings of MDSI-UK and MDSI-Singapore to be taken to permit the due and valid transfer and registration of the MDSI-UK Shares and the MDSI-Singapore Shares to and in the name of DDS; and

      (b)   Delivery of Documents and Ancillary Agreements: deliver to DDS:

      (i) a certificate of incumbency of the officers and directors of MDSI-UK and MDSI Singapore;

      (ii) a copy of sole shareholder's resolutions of MDSI-UK and MDSI-Singapore changing their names to Digital Despatch (UK) Ltd. and Digital Despatch Pte. Ltd., respectively;

      (iii) the respective resignations as a director and/or officer and or employee of all of the directors and officers of MDSI-UK and MDSI-Singapore, and their respective personal releases, in form and substance satisfactory to DDS, acting reasonably, of all contracts with and claims against MDSI-UK and/or MDSI-Singapore, entered into or arising prior to the time of Closing;

      (iv) directors' resolutions of MDSI-UK and MDSI-Singapore authorizing the transfer to and registration of the MDSI-UK Shares and the MDSI-Singapore Shares in the name of DDS and the issuance of new share certificates, accepting resignations of current directors and officers and installing new directors and officers;

      (v)   directors' resolutions of MDSI approving the Transaction;

      (vi) a certificate, dated on closing, attesting to the accuracy of the representations and warranties contained in this Agreement;

      (vii) Schedule of Additional Shareholders to the DDS Shareholders' Agreement, undertaking to be bound by and comply with the DDS Shareholders' Agreement;

      (viii) evidence of appropriate entries in Register of Members and Transfers of MDSI-UK and MDSI-Singapore;

      (ix) such other documents, instruments and agreements as shall be reasonably required by DDS to complete the Transaction; and

      (ii) Delivery of Source Code to Escrow Agent: deliver to the escrow agent the Source Code.

13.3 Mutual Covenants at Closing. DDS and MDSI each covenant and agree that at closing they shall deliver, or cause to be delivered, final executed copies of the following agreements:

        (a)    this Agreement;

        (b)    the Side Agreement;

        (c) an escrow agreement among DDS, MDSI and an escrow agent acceptable to both parties, with respect to the deposit with the escrow agent of the Source Code;

        (d)    the Marketing Agreement;

        (e)    the Non-Competition Agreement referred to at section 10.1(d);

        (f)    the Employment Agreements;

        (g) an Assignment and Assumption Agreement providing for the assignment of all of the MDSI-TBU IP Assets from certain related entities or affiliates of MDSI to MDSI-UK or DDS, or a wholly owned subsidiary of DDS. This Assignment and Assumption Agreement may provide that some or all of the Purchased DDS Shares to be issued to MDSI are issued to MDSI Software SRL;

        (h) an Assignment and Assumption Agreement providing for the assignment or subcontracting of the MDSI-TBU customer agreements (as set out in and included as part of Schedule "D") from certain related entities or affiliates of MDSI to MDSI-UK; and

        (i)    the agreement with Kolding Taxi referred to in section 7.8.

13.4 Deadline for Closing. The Closing of the Transaction shall in no event take place later than June 15, 1999, unless such date is extended by both parties in writing.

14. GENERAL PROVISIONS

14.1  Time. Time shall be of the essence hereof.

14.2 Expenses. Except as specifically provided for elsewhere in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

14.3 Notices. Any notice or other writing required or permitted to be given hereunder or for the purpose hereof shall be sufficiently given if hand delivered or telecopied to the party to whom it is given or if mailed, by prepaid registered mail, in any such case addressed to such party:

      if to DDS at:

      11920 Forge Place
      Richmond, B.C.
      V7A 4V9

      Attention: Vari Ghai
      Telecopier: (604) 241-1440

      if to MDSI at:

      10271 Shellbridge Way
      Richmond, British Columbia
      V6X 2W8

      Attention: Ken Miller
      Telecopier: (604) 207-6060

      or to such other address or telecopier number as is specified by the particular party by notice to the others. Any notice delivered or sent in accordance with this Agreement shall be deemed to have been given and received, if delivered, on the next day after the day of delivery and if sent by telecopier on the first business day following the day of transmittal.

14.4 Governing Law. This Agreement, including the performance and enforceability hereof, shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, without reference to the principles of conflicts of law. Each of the parties hereby submits itself for the sole purpose of this Agreement and any controversy arising hereunder to the exclusive jurisdiction of the courts of the Province of British Columbia, and any courts of appeal therefrom, and waives any objection (on the grounds of lack of jurisdiction, or forum non conveniens or otherwise) to the exercise of such jurisdiction over it by any such courts.

14.5 Severability. If any one or more of the provisions contained in this Agreement is found to be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

14.6 Further Assurances. DDS and MDSI shall each execute and deliver all such further documents and instruments and do all such acts and things as MDSI or DDS respectively may, either before or after the Closing, reasonably require to carry out the full intent and meaning of this Agreement.

14.7 Entire Agreement. This Agreement represents the entire understanding of the parties with reference to the Transaction and all understandings and agreements heretofore made by the parties and any other persons acting on behalf of the parties are merged in this Agreement, except to the extent that the subject matter contained in any of the Other Agreements is not covered by or contained in this Agreement. In the event of a conflict between any of the provisions of this Agreement and any of the provisions of any of the Other Agreements, the provisions of this Agreement shall prevail.

14.8 Assignment. No party may assign in whole or in part any of its interest hereunder without the prior written agreement of the other.

14.9 Enurement. This Agreement shall enure to the benefit of and be binding upon DDS, MDSI and their respective successors and permitted assigns.

14.10 Waivers. No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provisions, nor shall such waiver constitute a continuing waiver unless otherwise expressly agreed to in writing by the party bound thereby.

14.11 Amendment. This Agreement may not be amended except in writing executed by all the parties hereto.

14.12 Canadian Currency. All monetary amounts in this Agreement and in any related agreements, documents or certificates are in Canadian currency, unless otherwise specifically indicated.

14.13 Gender and Number. Any word herein contained importing the singular number shall include the plural (and vice versa) and any word importing the masculine gender shall include the feminine gender (and vice versa) and any word importing a person shall include a corporation, partnership and firm (and vice versa).

14.14 Headings. The headings appearing in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

14.15 Counterparts. This Agreement may be executed in counterparts and by facsimile and each counterpart when so executed shall be deemed to be an original, and the counterparts together shall constitute one and the same instrument.

14.16 Conflicts with DDS Shareholders' Agreement. To the extent that there is or may be any conflict or inconsistency between the terms of this Agreement and the terms of the DDS Shareholders' Agreement, the terms of this Agreement shall prevail and govern the relations between the parties to this Agreement, and to the extent that amendments to the DDS Shareholders' Agreement may be needed in order to make the terms thereof consistent with this Agreement, DDS shall use its best efforts to make, or cause to be made, such changes.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto this 7 day of June, 1999.

THE CORPORATE SEAL of DIGITAL  DISPATCH SYSTEMS  )
INC. was hereunto affixed in the presence of:    )
                                                 )
         /s/ ILLEGIBLE                           )
                                                 )
Authorized Signatory                             )                        c/s
                                                 )
                                                 )
Authorized Signatory                             )
                                                 )

                                                 )
THE CORPORATE SEAL of MDSI MOBILE DATA           )
SOLUTIONS INC. was hereunto affixed in the       )
presence of:                                     )
                                                 )
         /s/ Kenneth Miller                      )
                                                 )                        c/s
Authorized Signatory                             )
                                                 )
                                                 )
Authorized Signatory                             )
                                                 )

                                  SCHEDULE "E"

                          PERMITTED ENCUMBRANCES OF DDS

                                  SCHEDULE "F"

                       PERMITTED ENCUMBRANCES OF MDSI-TBU

                                  SCHEDULE "G"

                                IP ASSETS OF DDS

                                  SCHEDULE "H"

                              IP ASSETS OF MDSI-TBU

                                  SCHEDULE "I"

                   SHAREHOLDERS OF DDS AND THEIR SHAREHOLDINGS

                                  SCHEDULE "J"

           CONSOLIDATED PRO FORMA BALANCE SHEET OF MDSI-TBU AT CLOSING

                                  SCHEDULE "K"

                    BANK ACCOUNTS/ SAFE DEPOSIT BOXES/ POWERS
                             OF ATTORNEY OF MDSI-TBU

                                  SCHEDULE "L"

                                    ACCIDENTS

                                  SCHEDULE "M"

                              EMPLOYEES OF MDSI-TBU